Exhibit 10.18

EXECUTION COPY

LOAN AND SECURITY AGREEMENT
dated as of May 28, 2015
among
TFS FUNDING I, LLC,
as the Borrower,
TEREX FINANCIAL SERVICES, INC.,
as the Servicer,
INSTITUTIONAL SECURED FUNDING (JERSEY) LIMITED,
as the Conduit Lender
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as the Committed Lender
and
CREDIT SUISSE AG, NEW YORK BRANCH,
as the Administrative Agent, on behalf of the Secured Parties

714816500 14470169
716811044 14470169

TABLE OF CONTENTS
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TABLE OF CONTENTS
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“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

LOAN AND SECURITY AGREEMENT
LOAN AND SECURITY AGREEMENT, dated as of May 28, 2015 (as the same may be amended, restated or otherwise modified from time to time, this “Agreement”) among TFS FUNDING I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), TEREX FINANCIAL SERVICES, INC. (“TFS”), a Delaware corporation, as servicer (in such capacity, the “Servicer”), the Conduit Lenders party hereto, the Committed Lenders party hereto and CREDIT SUISSE AG, NEW YORK BRANCH, as the Administrative Agent (the “Administrative Agent”). Certain capitalized terms used herein, and certain rules of construction, are defined in Schedule I.
The parties hereto agree as follows:
ARTICLE I
LOANS AND SETTLEMENTS
Section 1.1    Loans; Commitment.
(a)    Making of Loans. Subject to the terms and conditions hereof, the Borrower may, from time to time before the Commitment Termination Date, request the Conduit Lender to make loans secured by the Collateral. Any such loan (a “Loan”) (1) may be made by the Conduit Lender in its sole discretion and if not made by the Conduit Lender, shall be made by the Committed Lender, in each case by remitting funds to the Borrower on the Closing Date or a Borrowing Date. In accordance with Section 1.1(c), all or part of such Loan may be made by a Lender from amounts which would otherwise be applied by the Servicer to repay such Lender’s Loan Amounts pursuant to Section 1.6(a)(iii).
(b)    Commitment. The Committed Lender hereby agrees, subject to Section 8.2 and the other terms and conditions hereof, to make Loans before the Commitment Termination Date to the extent its Loan Amount would not thereby exceed the Facility Limit. In no event shall the Conduit Lender have an obligation to make a Loan hereunder.
(c)    Loan Requests. If the Periodic Report delivered on or prior to the Reporting Date of any month or a loan request in the form of Exhibit C hereto (an “Addition Notice”) delivered by the Borrower on any other Business Day, in either case, at least two Business Days prior to a proposed Borrowing Date shall specify (i) that additional Receivables will be added to the Financed Receivables and (ii) a requested amount of an additional borrowing, which must be in a minimum amount of $500,000 (or, if less, an amount equal to the Maximum Borrowing after giving effect to any payments on the related Settlement Date, if such additional borrowing will be on a Settlement Date) the Conduit Lender, or the Committed Lender if the Conduit Lender has determined not to make such requested Loan, shall, subject to the terms and conditions hereof, transfer to the Borrower’s Account the requested proceeds of such Loan by 12:00 p.m. (New York time) on the related Borrowing Date. To the extent the Servicer is permitted to commingle funds pursuant to Section 1.6(a) and the Borrowing Date is a Settlement Date, amounts to be applied to repay principal on Loan Amounts for any Lender pursuant to Section 1.6(a)(iii) and 1.6(b)(iii) may be netted against the amount that such Lender would otherwise be required to transfer into the

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Borrower’s Account pursuant to the preceding sentence. Any Addition Notice delivered by the Borrower shall list the additional Receivables to be added to the Financed Receivables, and shall contain (i) the Discounted Receivable Balance of each of the additional Receivables as of the applicable Cut-Off Date, (ii) the Adjusted Included Balance (or, if a Canadian Amortization Event has occurred, the U.S. Adjusted Included Balance) as of the applicable Borrowing Date (after giving effect to any additions or deletions on such date), and (iii) the Targeted Loan Amount (or, if a Canadian Amortization Event has occurred, the U.S. Targeted Loan Amount), after giving effect to the requested Loan and any additions to or deletions from the Adjusted Included Balance (or, if a Canadian Amortization Event has occurred, the U.S. Adjusted Included Balance) on such Borrowing Date. The Administrative Agent shall promptly notify the Borrower, the Servicer, and the Committed Lender if the Conduit Lender has declined, or has determined to decline, to make any requested Loan.
Section 1.2    CP Funding. It is expected that the Conduit Lender will (but there shall be no obligation of the Conduit Lender to) fund the Loans through the issuance of commercial paper notes. The Administrative Agent agrees that it will notify the Servicer if any portion of the Loan Amount will be funded other than through the issuance of commercial paper notes and, in such event, of the time periods and the funding cost applicable to such fundings.
Section 1.3    Fees and Other Costs and Expenses.
(a)    The Borrower shall pay to the Administrative Agent for its own account or for the accounts of the Lenders, as applicable, such amounts as set forth in the Fee Letter.
(b)    If any portion of the Loan Amount funded through the issuance of commercial paper notes is reduced, terminated or prepaid other than as a result of a prepayment pursuant to Section 1.4 hereof, the Borrower shall pay the Early Payment Fee to such Lender.
(c)    The Aggregate Loan Amount, and all interest and fees thereon, shall be payable solely from Collections in accordance with Section 1.6, from amounts payable under Section 1.4 and from other proceeds of the Collateral, including proceeds pursuant to the exercise of remedies after an Event of Default, and shall be due and payable in full on the earlier of (x) the Final Maturity Date and (y) the acceleration thereof pursuant to Section 6.2.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 1.4    Reductions and Increases in Commitment; Optional Prepayment; Mandatory Prepayment.
(a)    At any time the Borrower may, upon five (5) days’ prior written notice to the Administrative Agent (or such shorter time period as is acceptable to such parties), reduce the unused portion of the Facility Limit so long as the Facility Limit at all times equals or exceeds the Aggregate Loan Amount. A reduction may be a partial reduction or a total reduction of the Facility Limit to zero. Each partial reduction of the Facility Limit shall be in increments of $1,000,000 or integral multiples of $1,000 in excess thereof (or such other amount requested by the Borrower to which the Administrative Agent consents). The Borrower may, in its sole discretion, at any time upon at least two (2) days’ notice to the Administrative Agent reduce the Facility Limit to zero and terminate the Commitments and repay the Aggregate Loan Amount in full on the date of such termination. The Administrative Agent shall promptly deliver a copy of any such notice to the Committed Lender.
(b)    The Borrower may, upon notice to the Administrative Agent, request in writing that the Facility Limit be increased in increments of $1,000,000 or integral multiples of $1,000 in excess thereof (or such other amount requested by the Borrower to which the Administrative Agent and the Committed Lender consents). The Administrative Agent shall not have any obligation to increase the Facility Limit, and any such increase will be effective only upon the written agreement of the Committed Lender, the Administrative Agent, and the Servicer. The Administrative Agent will notify the Borrower and the Servicer within five (5) days after receipt of the Borrower’s request, whether the Facility Limit will be increased, and any such increase shall be effective upon the Administrative Agent’s notice thereof.
(c)    At any time the Borrower may, upon at least two (2) Business Days’ prior written notice to the Administrative Agent, prepay all or a portion of the outstanding Aggregate Loan Amount (which, for the avoidance of doubt, shall not affect Borrower’s right to reborrow, and Committed Lender’s commitment to make, further Loans under Section 1.1 of this Agreement). Each partial reduction of the Aggregate Loan Amount shall be (x) in an aggregate amount of $1,000,000 or integral multiples of $1,000 in excess thereof (or such other amount requested by the Borrower to which the Administrative Agent consents) or (y) in an amount equal to the aggregate outstanding principal balance of the Loans together with accrued interest thereon and other fees and amounts due to the Lenders hereunder. Each of the Servicer and the Borrower hereby agrees that upon demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify each Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Loan made by such Lender to the Borrower, as reasonably determined by the Administrative Agent) as a result of any prepayment of any Loan pursuant to this Section 1.4 (it being understood and agreed that the affected Lender and the Administrative Agent shall take reasonable measures to minimize such net losses and expenses). Upon receipt from the

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Borrower of prepayments made in accordance with this Section 1.4 and subject to the satisfaction of the conditions set forth in Section 2.5(a) hereof, the Administrative Agent shall promptly release, at the Borrower’s request and expense, any portion of the Collateral in excess of the amount that would be sufficient to cause the Targeted Loan Amount (or, if a Canadian Amortization Event has occurred, the U.S. Targeted Loan Amount) to be reduced to the new Aggregate Loan Amount.
(d)    At any time prior to the Commitment Termination Date if no event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, Early Amortization Event or Servicer Replacement Event has occurred and is continuing, upon the Borrower’s request and with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), additional Lenders may be added as parties to this Agreement and the Facility Limit may be increased, upon at least ten (10) days prior written notice from the Borrower to the Administrative Agent, by execution and delivery by the parties hereto and such additional lenders of an amendment and restatement of this Agreement and each other applicable Transaction Document, each in form and substance reasonably acceptable to such parties.
Section 1.5    Establishment of Collection Account.
(a)    On or prior to the Closing Date, the Borrower shall cause to be established at Bank of America, N.A. (the “Collection Account Bank”), in the name of the Administrative Agent, an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent on behalf of the Secured Parties.
(b)    The Collection Account shall be at all times subject to a written agreement among the Borrower, the Servicer, the Administrative Agent and the Collection Account Bank, which provides the Administrative Agent “control” (as defined in the UCC) with respect to the Collection Account and is otherwise in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Funds on deposit in the Collection Account shall be invested by the Collection Account Bank in Permitted Investments selected in writing by the Servicer, on behalf of the Borrower (pursuant to standing instructions or otherwise); provided, that it is understood and agreed that none of the Administrative Agent, the Lenders, the Borrower or the Servicer shall be liable for any loss arising from such investment in Permitted Investments. All such Permitted Investments shall be held by or on behalf of the Administrative Agent for the benefit and security of the Secured Parties. Except as permitted in writing by the Administrative Agent, funds on deposit in the Collection Account shall be invested in Permitted Investments that will mature so that such funds will be available at the close of business on the next Settlement Date. No Permitted Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Permitted Investment and Servicer directs the Collection Account Bank in writing to dispose of such Permitted Investment.
(d)    Except as otherwise provided herein, the Collection Account shall be under the sole dominion and control of the Administrative Agent for the benefit and security of the Secured Parties.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

If, at any time, the Collection Account ceases to be an Eligible Account, the Borrower (or the Servicer on its behalf) shall within ten (10) Business Days establish a new Collection Account as an Eligible Account and shall transfer any cash and/or any investments to such new Collection Account.
(e)    The Servicer, on behalf of the Borrower, shall give instructions to the Collection Account Bank to permit the timely distribution of funds in accordance with the terms of this Agreement.
(f)    On each Settlement Date, any investment income from investment of funds in the Collection Account shall be distributed to the Borrower.
Section 1.6    Allocations and Distributions.
(a)    Generally. The Servicer will receive the Collections in a commingled manner to one or more accounts which are not dedicated to the Secured Parties nor subject to any control agreements. The Servicer may commingle Collections with its own funds and need not segregate Collections in a separate account prior to the deposit of such Collections into the Collection Account. The Servicer shall deposit into the Collection Account an amount equal to all Collections within two (2) Business Days of receipt thereof, and the Servicer shall deposit into the Collection Account on each Settlement Date any net amounts paid by a Hedge Counterparty to the Borrower under any Hedge Agreement with respect to such Settlement Date. Notwithstanding the foregoing, if (i) no Servicer Replacement Event, Early Amortization Event or Event of Default is then continuing, (ii) TFS is the Servicer hereunder and (iii) Parent has the Required Rating (the conditions described in (i), (ii) and (iii), collectively, the “Monthly Remittance Condition”), then the Servicer may deposit an amount equal to Available Funds with respect to each Monthly Period into the Collection Account on the Settlement Date relating to such Monthly Period in accordance with and to the extent required by the provisions of this Section. Not later than 5:00 p.m. (New York time) on each Settlement Date, the Servicer (or, if the Monthly Remittance Condition is not in effect, the Collection Account Bank (as directed by the Servicer in the Periodic Report)) will make the following payments from the amount equal to the Available Funds for the related Monthly Period on deposit in the Collection Account in the following order of priority:
(i)    first, pro rata, (A) to the Servicer for payment of all due and unpaid Servicing Fees, and (B) to the Back-up Servicer, if any, for payment of all due and unpaid Back-up Servicing Fees;
(ii)    second, pro rata (A) to the applicable Hedge Counterparty, any net amounts (other than Hedge Termination Payments) required to be paid under the related Hedge Agreement and (B) to the Administrative Agent for the benefit of the various Funding Parties, the amount of Senior Monthly Interest and Fees for the related Monthly Period and unpaid Senior Monthly Interest and Fees for any prior Monthly Period;
(iii)    third, pro rata (A) to the Administrative Agent for the benefit of the Lenders for the reduction of the Loan Amount, an amount equal to the Principal

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Payment Amount for such Settlement Date and (B) to the applicable Hedge Counterparty, any Senior Hedge Termination Payments not previously paid by the Servicer;
(iv)    fourth, following the occurrence of an Early Amortization Event or an Event of Default, to the Administrative Agent for the benefit of the Lenders, the Available Funds remaining after making the payments in clauses (i), (ii) and (iii) for the reduction of the Loan Amount until the Loan Amount equals zero;
(v)    fifth, to the Administrative Agent for the benefit of the various Funding Parties, the amount of Subordinated Monthly Interest and Fees for the related Monthly Period and unpaid Subordinated Monthly Interest and Fees for any prior Monthly Period and any Early Payment Fees for the related Monthly Period and unpaid Early Payment Fees for any prior Monthly Period;
(vi)    sixth, to the applicable Hedge Counterparty, any Subordinated Hedge Termination Payments not previously paid by the Servicer;
(vii)    seventh, to the Administrative Agent for the benefit of the Lender, for payment of any and all other sums owed and not paid to the Administrative Agent or the Lender under the Transaction Documents, including, without limitation any amounts required to be paid under this Agreement in respect of indemnities and increased costs to the extent not paid by TFS or the Borrower; and
(viii)    eighth, in accordance with the instructions of the Borrower.
Notwithstanding the foregoing, the Servicer may pay to any Person the net amounts distributable to such Person. The Servicer shall account to the Borrower as if all such net distributions and deposits were made individually pursuant to Section 1.6
(b)    In addition to the foregoing, not later than 5:00 p.m. (New York time) on each Settlement Date following the occurrence and continuance of a Canadian Amortization Event, the Servicer (or, if the Monthly Remittance Condition is not in effect, the Collection Account Bank (as directed by the Servicer in the Periodic Report)) will make the following payments from the amount equal to the Canadian Available Funds for the related Monthly Period on deposit in the Collection Account in the following order of priority:
(i)    first, pro rata, (A) to the Servicer for payment of all due and unpaid Servicing Fees, and (B) to the Back-up Servicer, if any, for payment of all due and unpaid Back-up Servicing Fees, in each case after taking into account payments made on such Settlement Date pursuant to clause first of Section 1.6(a) above;
(ii)    second, pro rata (A) to the applicable Hedge Counterparty, any net amounts (other than Hedge Termination Payments) required to be paid under the related Hedge Agreement and (B) to the Administrative Agent for the benefit of the various Funding Parties, the amount of Senior Monthly Interest and Fees for the

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

related Monthly Period and unpaid Senior Monthly Interest and Fees for any prior Monthly Period, in each case after taking into account payments made on such Settlement Date pursuant to clause second of Section 1.6(a) above;
(iii)    third, pro rata (A) to the Administrative Agent for the benefit of the Lenders for the reduction of the Loan Amount, an amount equal to the Principal Payment Amount for such Settlement Date and (B) to the applicable Hedge Counterparty, any Senior Hedge Termination Payments not previously paid by the Servicer, in each case after taking into account payments made on such Settlement Date pursuant to clause third of Section 1.6(a) above;
(iv)    fourth, any Canadian Available Funds remaining after making the payments in clauses (i), (ii) and (iii) above shall be distributed in accordance with the priorities set forth in clauses fourth through seventh of Section 1.6(a), in each case after taking into account payments made on such Settlement Date pursuant to such clauses; and
(v)    fifth, in accordance with the instructions of the Borrower.
Notwithstanding the foregoing, the Servicer may pay to any Person the net amounts distributable to such Person. The Servicer shall account to the Borrower as if all such net distributions and deposits were made individually pursuant to Section 1.6.
(c)    The Servicer shall be entitled to retain all amounts received in respect of the Receivables which are expressly excluded from the definition of Collections, including (without limitation) all Excluded Amounts.
(d)    The Interest to be paid on each Settlement Date for the Monthly Period ending on such Settlement Date will be estimated by the Administrative Agent on behalf of the Lenders, and the Administrative Agent will advise the Borrower and the Servicer of such estimated amounts, and the actual amounts for the preceding Monthly Period, not later than the fifth Business Day before each Settlement Date. Any difference between the actual Interest and the estimated Interest for any Monthly Period shall be credited or debited, as applicable, against the estimated Interest payable on the Settlement Date at the end of the next Monthly Period.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 1.7    Extension of Scheduled Termination Dates. If the Borrower desires the Scheduled Termination Date to be extended, it shall so notify the Administrative Agent in writing not more than 120 days and not less than 45 days prior to the Scheduled Termination Date then in effect, requesting an extension for an additional period of up to the period of the initial commitment hereunder. Neither the Administrative Agent nor the Committed Lender will have any obligation to extend the Scheduled Termination Date, and any such extension will be effective only upon the written agreement of the Administrative Agent, the Committed Lender, the Borrower and the Servicer. The Administrative Agent will, by written notice to the Borrower and the Servicer given on or before the date (the “Consent Date”) that is 30 days prior to the existing Scheduled Termination Date, advise whether or not the Committed Lender intends to extend the Scheduled Termination Date; provided, that if the Committed Lender determines prior to the Consent Date not to extend its Scheduled Termination Date, either of the Administrative Agent or the Committed Lender will notify the Borrower and the Servicer of such fact as soon as practicable after such determination (but in any event not later than the Consent Date). The failure of the Committed Lender or the Administrative Agent to so notify the Borrower and the Servicer on or prior to the Consent Date shall be deemed a refusal by the Committed Lender to extend the Scheduled Termination Date.
ARTICLE II
GRANT OF SECURITY INTEREST
Section 2.1    Grant of Security Interest. To secure the timely payment of all obligations owing by the Borrower and the performance and observance of all the obligations and liabilities of the Borrower contained in this Agreement and the other Transaction Documents (collectively, the “Borrower Obligations”), the Borrower hereby conveys, warrants, assigns, transfers, pledges and grants a security interest unto the Administrative Agent, for the ratable benefit and security of the Secured Parties, in all of the Borrower’s right, title and interest, wherever located, whether now or hereafter existing, owned or acquired (collectively, the “Collateral”), in, to and under the following:
(a)    all right, title, interest, claims and demands of the Borrower in, to and under all Financed Receivables, all Related Security with respect to the Financed Receivables and all Collections received with respect to such Financed Receivables received after their respective Cut-Off Dates;
(b)    all right, title, interest, claims and demands of the Borrower in, to and under (i) each Hedge Agreement, (ii) the Sale Agreement (in each case, including all covenants, warranties and guarantees in favor of the Borrower, and all other rights and remedies of the Borrower thereunder) and all payments and distributions thereunder, whether due or to become due, including, without limitation, the rights of the Borrower to enforce such agreements and exercise all remedies thereunder;
(c)    the Receivable Files;
(d)    all right, title and interest of the Borrower in and to the Collection Account Property;

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(e)    all present and future rights, claims, demands and causes of action in respect of any or all of the foregoing and all rents, issues, profits, revenues or other payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, and all rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the products and proceeds of any of the foregoing; and
(f)    any and all other property, whether tangible or intangible, in which the Borrower has a right or interest including, but not limited to, accounts, inventory, instruments, general intangibles (including without limitation, payment intangibles), investment property, chattel paper, equity interests in other Persons and other investment interests and documents, books and records and income, replacements, substitutions, distributions or products and cash and non-cash or proceeds of or related to any and all income, replacements, substitutions, distributions or products or proceeds of any and all of the foregoing;
provided, however, that the term “Collateral” shall not include the Excluded Amounts or funds otherwise constituting Collateral that have been distributed to, or received by, the Person or Persons entitled thereto pursuant to this Agreement.
The Administrative Agent hereby acknowledges such grant, accepts the security interests created hereby in accordance with the provisions hereof and agrees to hold and administer all of the Collateral in trust for the use and benefit of the Secured Parties.
The Administrative Agent is hereby authorized to file UCC financing statements naming the Borrower as debtor and the Administrative Agent as secured party and that describe the collateral covered thereby as “all of the Borrower’s personal property, whether now owned or hereafter acquired or coming into existence, and wherever located”. This agreement shall constitute a security agreement under applicable law.
Each of the Borrower and the Servicer represents and warrants as to itself that each remittance of Collections by the Borrower or the Servicer to the Administrative Agent or the Lender under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower or the Servicer and the Administrative Agent and (ii) made in the ordinary course of business or financial affairs of the Borrower or the Servicer and the Administrative Agent.
The Borrower may not, without the prior written consent of the Administrative Agent, exercise any rights (including any termination rights) under any Hedge Agreement or any Hedge Transaction that could reasonably be expected to adversely effect the right of the Lenders to receive payments hereunder or under any Hedge Agreement.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 2.2    Rights of the Hedge Counterparties. No Hedge Counterparty shall have any right to declare an Event of Default, an Early Amortization Event or a Servicer Replacement Event, nor to exercise any rights against, or cause a sale of, the Collateral.
Section 2.3    Assignment of Agreements. After an acceleration of the Loans pursuant to Section 6.2, the Administrative Agent shall have the right to enforce the Borrower’s rights and remedies under any document constituting part of the Collateral to the same extent as the Borrower could absent this assignment.
Section 2.4    Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:
(a)    remain in full force and effect until payment in full and performance of all Borrower Obligations,
(b)    be binding upon the Borrower and its successors, transferees and assigns, and
(c)    inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their successors and assigns.
Upon the later of (x) the irrevocable payment in full and performance of all Borrower Obligations and (y) the occurrence of the Commitment Termination Date, the security interest granted herein shall, immediately and without further action, terminate and be released, all rights to the Collateral shall revert to the Borrower and any funds then remaining on deposit in the Collection Account shall be remitted to the Borrower; provided, that if any claim is ever made upon any Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Borrower Obligations and such Secured Party repays all or part of such amount, then the security interest granted herein in the Collateral shall immediately be reinstated notwithstanding any action to terminate and release all rights of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral. Upon any such termination and release, the Administrative Agent will, at the Borrower’s sole expense, deliver to the Borrower all certificates and instruments representing or evidencing any Collateral, and execute and deliver to the Borrower such documents as the Borrower shall prepare and reasonably request to evidence such termination and release.
The Borrower will perform such acts and execute and deliver to the Administrative Agent such additional documents or instruments as may be reasonably requested by the Administrative Agent to more effectively assure or confirm the grant of security interest hereunder, including, without limitation, the execution of any financing statements or continuation statements for filing under the provisions of the UCC of any applicable jurisdiction; provided, however, that the Borrower will not be required to take any further action with respect to perfection other than the filing of financing statements and continuation statements under the UCC.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 2.5    Release of Collateral.
(a)    Termination Date. The Administrative Agent shall, on the later of the (i) the date on which all Borrower Obligations have been irrevocably paid in full to all Secured Parties and (ii) the date on which all amounts required to be paid under the Hedge Agreement (including all Senior Hedge Termination Payments and Subordinated Hedge Termination Payments) have been paid in full to the Hedge Counterparty, release any remaining portion of the Collateral from the lien created by this Loan Agreement and remit to the Borrower any funds then remaining on deposit in the Collection Account.
(b)    Take-Out Securitization; Other Repurchases and Prepayments. The Borrower may obtain releases of the Administrative Agent’s (for the benefit of the Secured Parties) security interest in all or any part of the Collateral from time to time, including in connection with a prepayment pursuant to Section 1.4 hereof, provided that (i) immediately after giving effect to any requested release, the Aggregate Loan Amount does not exceed the Targeted Loan Amount (or, if a Canadian Amortization Event has occurred, the U.S. Targeted Loan Amount) and the Borrower has determined that sufficient Available Funds will be available in the Collection Account on the next Settlement Date for payments in accordance with and to the extent required by the provisions of Sections 1.4 and 1.6 (a), (ii) unless the Principal Payment Amount has been reduced to zero and interest thereon and other amounts due hereunder with respect thereto have been paid in full, there is no Event of Default or Early Amortization Event before or after giving effect to any requested release, (iii) immediately after giving effect to any requested release, including in connection with any Take-Out Securitization, all Receivables owned by the Borrower and included in the Included Balance after giving effect to such release will satisfy the criteria and conditions set forth in the definition of “Eligible Receivable” and “Excess Concentration Amount”; provided, that the Cut-Off Date for purposes of satisfying this clause (iii) shall be deemed to be (I) in the case of a Take-Out Securitization, the “cutoff date” for the related Take-Out Securitization and (II) otherwise, the end of the preceding calendar month or, with the written consent of the Administrative Agent, such other date specified in the Transfer Request; provided, further, that if, after giving effect to such release, any Receivables owned by the Borrower and included in the Included Balance will not satisfy the criteria and conditions set forth in the definition of “Eligible Receivable” or “Excess Concentration Amount”, the Borrower will be permitted to request an additional release of Receivables in order to satisfy such criteria and conditions, (iv) in selecting Receivables for release in connection with any Take-Out Securitization or otherwise, the Borrower shall not use any adverse selection procedures with respect to the Receivables remaining in the Included Balance; provided, that in the case of a Take-Out Securitization, the Borrower shall be permitted to select Receivables in accordance with the eligibility criteria established for such Take-Out Securitization and (v) after giving effect to any requested release, the percentage (based on Discounted Receivable Balance) of the Included Balance which is comprised of Early Stage Delinquent Receivables shall be less than or equal to the percentage of the Included Balance which is comprised of Early Stage Delinquent Receivables immediately prior to giving effect to such release. In addition, the Administrative Agent shall release its lien on any Receivable in connection with the purchase of such Receivable by the Originator which is required

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

under the Sale Agreement upon receipt of the proceeds from such purchase in the Collection Account. Each request (a “Transfer Request”) for a partial release of Collateral, except in connection with the repurchase by the Originator under the Sale Agreement, shall be in substantially the form of Exhibit B hereto, addressed to the Administrative Agent, demonstrating compliance with the first proviso of the first sentence of this subsection (b) and acknowledging that the receipt of proceeds from such sale or transfer shall be deposited into the Collection Account. Each Transfer Request shall be given by the Borrower to the Administrative Agent before 12:00 noon (New York City time) at least four (4) Business Days prior to the requested date of release, and the Administrative Agent shall give notice of any such Transfer Request to the Lenders before 4:00 p.m. (New York City time) on the second (2nd) Business Day after it receives such request from the Borrower.
(c)    Transfers. With respect to each Transfer Request that is received by 12:00 noon, New York City time, on a Business Day, the Administrative Agent shall use reasonable efforts to review such Transfer Request and to instruct in writing the Servicer (if TFS or an Affiliate thereof is not the Servicer) to prepare the files, identified in such Transfer Request, for delivery or shipment by 12:00 noon, New York City time on the fourth succeeding Business Day.
(d)    Application of Proceeds; No Duty. Neither the Administrative Agent nor the Lenders shall be under any duty at any time to credit the Borrower for any amount due from any third party in respect of any purchase of any Collateral contemplated above, until the Administrative Agent has actually received such amount in immediately available funds for deposit into the Collection Account. Neither the Administrative Agent nor the Lenders shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any third party in respect of any such sale or transfer of Receivables covered by the release of such portion of Collateral or in respect of a securitization thereof with a third party.
(e)    Release of Security Interest. Upon receipt of a Transfer Request or, in connection with the repurchase of a Receivable by the Originator under the Sale Agreement, upon the Originator’s written request, and, in each case, upon receipt in the Collection Account of all proceeds from the related sale or transfer and satisfaction of the conditions set forth in Section 2.5(a) above, the Administrative Agent shall promptly release, at the Borrower’s expense, such portion of Collateral covered by the Transfer Request or the Originator’s request and shall deliver, at the Borrower’s expense, the documents and certificates related to the released portion of Collateral to the trustee or such similar entity in connection with any Transfer Request or upon the direction of the Originator, as applicable.
(f)    Required Payoff Amount. Notwithstanding anything in this Section 2.5 to the contrary, the Borrower shall not be obligated to remit any Excess Proceeds into the Collection Account, and the Administrative Agent shall release the security interest in any items of Collateral pursuant to Section 2.5(d) upon receipt of the Required Payoff Amount. As used above, “Required Payoff Amount” means the amount that must be deposited in the Collection Account so (i) the Aggregate Loan Amount does not exceed the Targeted Loan

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Amount (or, if a Canadian Amortization Event has occurred, the U.S. Targeted Loan Amount) as a result of such sale or transfer and (ii) the funds on deposit in the Collection Account are sufficient to pay the amounts specified in clauses (i) through (iii) of Section 1.6(a) (assuming for purposes of this clause (ii) that the date of determination of such Required Payoff Amount is a Settlement Date). “Excess Proceeds” means all proceeds from the sale or transfer of the Collateral in accordance with Section 2.5(a) in excess of the Required Payoff Amount.
ARTICLE III
ADMINISTRATION AND SERVICING
Section 3.1    Appointment of Servicer; Back-up Servicer.
(a)    The servicing, administering and collecting of the Financed Receivables shall be conducted by a Person (the “Servicer”) designated to so act on behalf of the Borrower under this Article III. TFS is hereby designated as, and agrees to perform the duties and obligations of, the Servicer. The Servicer, for the benefit of the Borrower and the Lenders, shall manage, at its expense, service, administer and make collections on the Financed Receivables in accordance with its Customary Servicing Practices, using the same degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer may change its Customary Servicing Practices from time to time; provided that the Servicer shall not make any change in its Customary Servicing Practices that would materially and adversely affect the Financed Receivables (or the Administrative Agent’s or any Lenders rights thereto or interest therein), the Administrative Agent or any Lender or the Administrative Agent’s or any Lender’s rights and interests hereunder, without first obtaining the written consent of the Administrative Agent.
(b)    The Servicer may delegate its duties and obligations as Servicer to (i) third parties to whom such servicing functions are delegated in accordance with the Customary Servicing Practices or (ii) any Affiliate; provided that in each case, unless the Administrative Agent otherwise agrees in writing, the Servicer shall remain primarily liable for the performance of its obligations hereunder.
(c)    If the Servicer shall commence a legal proceeding to enforce a Financed Receivable, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Financed Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Financed Receivable on the ground that it is not a real party in interest or a holder entitled to enforce such Financed Receivable, the Borrower shall, at the Servicer’s expense and direction, take steps to enforce such Financed Receivable, including bringing suit in its name.
(d)    In performing its obligations hereunder, the Servicer will comply with all applicable laws, rules, regulations and orders except to the extent that the failure to so comply with such laws, rules, regulations and orders would not reasonably be expected to have a Material Adverse Effect.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(e)    The Servicer shall use its best efforts to enter into a Back-Up Servicing Agreement with a back-up servicer reasonably acceptable to the Administrative Agent (the “Back-Up Servicer”) within thirty (30) days after the date of this Agreement.
Section 3.2    Replacement of Servicer.
(a)    If a Servicer Replacement Event shall occur and be continuing, the Administrative Agent may replace the Servicer with the Back-up Servicer or with another successor Servicer by giving written notice thereof to the Servicer. On and after receipt of such written notice, all authority and power of the Servicer shall pass to and be vested in the Back-up Servicer or such other successor Servicer as may be appointed by the Administrative Agent; provided, however, that the Servicer cannot be removed unless and until the Back-up Servicer or such other successor Servicer has been selected and appointed.
(b)    If replaced, the Servicer agrees it will cooperate with and assist any new Servicer, including providing access to, and transferring, all Receivables Files and the Collection Account and allowing the new Servicer to use (to the extent legally permissible) all licenses, hardware or software necessary or desirable to collect the Receivables.
(c)    Following the removal of the Servicer and replacement with a successor Servicer that is not an Affiliate of TFS or any successor thereto, the Administrative Agent may (a) notify Obligors of the security interest of the Administrative Agent in the Financed Receivables and may direct such Obligors to make all payments thereof to the Administrative Agent’s designee, and (b) notify each issuer of an Insurance Policy of the security interest of the Administrative Agent hereunder in the Financed Receivables and in the Related Security (including the applicable Equipment and Insurance Policy thereon) and may direct such issuers to make all payments thereon to the Administrative Agent’s designee.
(d)    In the event of a replacement of TFS as Servicer after a Servicer Replacement Event, the Administrative Agent agrees to use commercially reasonable efforts to cause any successor Servicer to agree to indemnify the Servicer against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor Servicer.
(e)    The Servicer shall take such steps consistent with Customary Servicing Practices as necessary to maintain perfection of TFS’s security interest created by such Receivable in the related Equipment.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 3.3    Periodic Report. On each Reporting Date, the Servicer shall deliver to the Administrative Agent a report reflecting information as of the close of business of the Servicer for the immediately preceding Monthly Period (each, a “Periodic Report”) substantially in the form attached as Exhibit A hereto. Each Periodic Report shall be delivered in electronic format.
Section 3.4    Custody of Receivable Files.
(a)    To ensure uniform quality in servicing the Receivables and to reduce administrative costs, the Borrower, the Administrative Agent and the Lenders hereby appoint the Servicer, and the Servicer hereby accepts such appointment, to act or cause its agents to act for the benefit of the Borrower, the Administrative Agent and the Lenders as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Administrative Agent, as pledgee of the Borrower, as of the Closing Date with respect to each Receivable, but only to the extent applicable to such Receivable (the “Receivable Files”):
(i)    the fully executed original, or a copy, of the Contract related to such Receivable, together with all amendments, waivers or modifications thereto;
(ii)    the original credit application, or a copy thereof, fully executed by the Obligor; and
(iii)    such documents that the Servicer or the Borrower shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Originator in the Equipment.
(b)    With respect to the documents constituting each Receivable File, the Servicer, as custodian, shall (i) act exclusively as the custodian for, and the agent and bailee (as such term is used in Section 9-313 of the UCC) of, the Secured Parties, (ii) hold all documents constituting such Receivable Files received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent.  In performing its duties as custodian the Servicer shall use the same degree of skill and attention that the Servicer exercises with respect to receivable files relating to comparable receivables that the Servicer services for itself or others. The Servicer shall promptly report to the Administrative Agent any failure on its part to hold (individually or through its Affiliates) any material portion the Receivable Files. The Servicer shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Issuer, the Administrative Agent and the Secured Parties.
(c)    The Servicer’s appointment as custodian with respect to a Receivable File for a Receivable shall become effective as of the date such Receivable is transferred to the Borrower and shall continue in full force and effect until TFS shall cease to be Servicer in accordance with the provisions of this Agreement, at which time the appointment of such Servicer as custodian shall be terminated by the Administrative Agent. As soon as

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

practicable thereafter, the Servicer shall deliver the Receivable Files to the Administrative Agent or to a Person designated by the Administrative Agent at a place and time as the Administrative Agent may reasonably designate. The Servicer shall not resign as custodian without the prior written consent of the Administrative Agent.
(d)    The Servicer may delegate its duties and obligations as custodian to any Affiliate or any unrelated third-party provider of custodial services; provided that unless the Administrative Agent otherwise agrees in writing, the Servicer shall remain liable for the performance of its obligations as custodian hereunder notwithstanding such delegation.
Section 3.5    Servicer Fee. On or before each Settlement Date, the Borrower shall pay to the Servicer in accordance with Section 1.6 the Servicing Fee for the immediately preceding calendar month as compensation for its services. In addition, the Servicer may retain any Excluded Amounts. To the extent any Excluded Amounts are deposited into the Collection Account, Servicer may withdraw such Excluded Amounts on or before each Settlement Date prior to any distributions being made pursuant to Section 1.6.
Section 3.6    Servicer Consent to Prepayment Shortfall. If the Servicer shall consent during any Monthly Period to any early termination of any Lease Contract prior to its scheduled expiration and shall receive an amount in respect thereof that is less than the Discounted Receivable Balance of such Contract plus accrued and unpaid interest thereon through the end of such Monthly Period, the Servicer shall deposit the amount of such shortfall to the Collection Account on the related Settlement Date.
Section 3.7    Servicer Not to Resign. The Servicer shall resign only with the prior written consent of the Administrative Agent or if the Servicer provides an opinion letter from counsel (which counsel is reasonably acceptable to the Administrative Agent) to the Administrative Agent to the effect that such Servicer is no longer permitted by law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until a Successor Servicer, acceptable to the Administrative Agent has accepted its appointment as Successor Servicer hereunder and has agreed in writing to be bound by the terms of this Agreement.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of Borrower and TFS. Each of the Borrower and TFS represents and warrants to the Administrative Agent and the Lenders, on the Closing Date and the day any Loan is made solely as to itself, that:
(a)    Existence and Power. The Borrower is a limited liability company and TFS is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has all power and authority required to carry on its business as it is now conducted. Each of the Borrower and TFS has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would reasonably be expected to have a Material Adverse Effect.
(b)    Authorization and No Contravention. The execution, delivery and performance by the Borrower and TFS of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited liability company or corporate action and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation the violation of which would reasonably be expected to have a Material Adverse Effect, (B) its organizational instruments or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject, the violation of which, in the case of TFS only, would reasonably be expected to have a Material Adverse Effect, and (iii) will not result in any Adverse Claim on any Receivable or Collection or give cause for the acceleration of any indebtedness of the Borrower or TFS.
(c)    No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Borrower or TFS of any Transaction Document other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.
(d)    Binding Effect. Each Transaction Document to which the Borrower or TFS is a party constitutes the legal, valid and binding obligation of such Person enforceable against that Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.
(e)    Perfection of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Administrative Agent, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Borrower. The Receivables constitute “accounts”, “payment intangibles” or “chattel paper” within the meaning of the applicable UCC. The Borrower owns and has good and marketable title to the Receivables free and clear of any lien, claim or encumbrance of any Person. The Borrower has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

in order to perfect the security interest in the Receivables granted to the Administrative Agent hereunder. Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated. The Borrower is not aware of any judgment or tax lien filings against Borrower. Notwithstanding any statement to the contrary contained herein, neither the Borrower nor the Servicer shall be required to perfect any security interest in any commingled Collections, to notify any insurer with respect to any insurance policy obtained by an Obligor.
(f)    Accuracy of Information. All written information furnished by or on behalf of TFS or the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was true and accurate in all material respects as of the date such information was furnished (except to the extent such information related solely to an earlier date, in which case such information was true and accurate in all material respects as of such earlier date).
(g)    No Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of TFS or the Borrower, threatened against TFS or the Borrower which, in the case of TFS only, either in any one instance or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No proceeding has been instituted against the Borrower or TFS seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Borrower or TFS or any substantial part of its property.
(h)    Eligible Receivables. Each Financed Receivable included in the Included Balance (or, if a Canadian Amortization Event has occurred, the U.S. Included Balance), as of any date of determination thereof was an Eligible Receivable as of such date. Each Receivable File with respect to a Financed Receivable contains the documents and instruments described in the definition of Receivable File.
(i)    Investment Company. The Borrower (i) is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”) and (ii) is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the Borrower is not a covered fund, the Borrower is entitled to either the benefit of the exemption provided under Section 3(c)(5) under the Investment Company Act or the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8), although there may be additional exclusions or exemptions available to the Borrower.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(j)    UCC Information. The Borrower is a “registered organization” (as defined in Section 9-102 of the UCC) formed in the State of Delaware and for purposes of Article 9 of the UCC, the Borrower is located in the State of Delaware. The Borrower’s name on the Closing Date is (and has been at all times since the date of its formation) “TFS Funding I, LLC” and, since the Closing Date, the Borrower has not changed its name, “location” or organizational structure, except as in accordance with Section 5.1(k) hereof.
(k)    Purchase. With respect to the Receivables transferred to the Borrower under the Sale Agreement, the Borrower has given reasonably equivalent value to the Originator of such Receivables in consideration therefor and such transfer was not made for or on account of an antecedent debt.
(l)    Solvency. After giving effect to the sale or contribution of the Receivables and the Loans, as applicable, to be made on such date and to the application of the proceeds therefrom, the Borrower (i) is not “insolvent” (as such term is defined in Title 11 of the United States Code entitled “Bankruptcy,” as amended), (ii) is able to pay its debts as they become due and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it reasonably expects to engage.
(m)    Selection Procedures. No procedures believed by the Borrower to be adverse to the interests of the Lenders were utilized in identifying and/or selecting Receivables to be sold to the Borrower from all Receivables which could qualify as Eligible Receivables at the time of such identification and/or selection.
(n)    Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of TFS that are designed to achieve compliance by it and its Subsidiaries, if any, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and it and its Subsidiaries and their respective officers and employees acting in any capacity in connection with or directly benefitting from the transactions contemplated hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. Neither TFS nor any of its Subsidiaries nor, to its knowledge any of their respective directors, officers, employees or agents is a Person that is, or is owned or controlled by any Person that is: (i) the subject of any international economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any governmental authority or regulatory body in Canada (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
(o)    Taxes. The Borrower and TFS have filed and paid all material taxes (other than any amount of tax the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of the Borrower or TFS, as applicable), which are required to have been paid or filed.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 4.2    Representations and Warranties of Conduit Lenders. Each of the Conduit Lenders represents and warrants to TFS and the Borrower that the offer, solicitation or sale of the commercial paper notes by such Conduit Lender does not require registration under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction.
ARTICLE V
COVENANTS
Section 5.1    Covenants of Borrower and Servicer. Until all Loans hereunder have been paid in full and the Commitment Termination Date has occurred and unless the Administrative Agent shall otherwise consent, the Borrower and the Servicer (to the extent set forth herein) will comply with the following covenants and agreements:
(a)    Information. The Borrower, in the case of clause (1), and the Servicer, in the case of clauses (1), (2) and (3), will furnish to the Administrative Agent, but only to the extent such information or document is not publicly available:
(1)    such information, documents or records respecting the Financed Receivables as the Administrative Agent may from time to time reasonably request;
(2)    within ninety (90) days after each fiscal year of Parent, copies of Parent’s annual audited financial statements certified by independent certified public accountants and prepared on a consolidated basis in conformity with GAAP; provided that the filing with the SEC of such financial statements by the Parent on Form 10-K within the time period prescribed by law shall constitute satisfaction of the delivery requirements under this Section 5.1(a)(2); and
(3)    within sixty (60) days after the first three quarters of each fiscal year of the Parent, copies of Parent’s quarterly unaudited financial statements prepared on a consolidated basis; provided that the filing with the SEC of such financial statements by the Parent on Form 10-Q within the time period prescribed by law shall constitute satisfaction of the delivery requirements under this Section 5.1(a)(3).
(b)    Notices. The Borrower and the Servicer will as soon as possible, after obtaining actual knowledge thereof, notify the Administrative Agent of the occurrence of an Early Amortization Event, a Servicer Replacement Event or an Event of Default or any event that with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, a Servicer Replacement Event or an Event of Default.
(c)    Conduct of Business. Each of the Borrower and the Servicer will perform all actions necessary to remain duly organized or incorporated, validly existing and in good standing in its jurisdiction of formation or incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(d)    Compliance with Laws. Each of the Borrower and the Servicer will comply with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which such Person or any Financed Receivable may be subject except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(e)    No Adverse Claim. Except in the ordinary course of business in connection with the sale or disposition of returned or repossessed Equipment in accordance with the Customary Servicing Practices, or as otherwise provided herein, neither the Borrower nor the Servicer shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or permit to exist any Adverse Claim upon or with respect to any of the Collateral (other than an immaterial portion thereof).
(f)    Perfection. Each of the Borrower and the Servicer will at its expense, promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Administrative Agent (including the authorization and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Administrative Agent to exercise and enforce all its rights hereunder and to vest and maintain vested in the Administrative Agent a valid, first priority perfected security interest in the Collateral free and clear of any Adverse Claim; provided, however, that neither the Borrower nor TFS shall be required to perfect any security interest in any commingled Collections or to notify any insurer with respect to any insurance policy obtained by an Obligor; provided, further that neither the Borrower nor the Servicer shall grant to any Person or suffer to exist any Adverse Claim upon, or grant any Person dominion and control, or the right, at a future time or upon the occurrence of a future event, to take dominion and control in respect of, any lockbox or account into which Collections are deposited. The Administrative Agent is hereby authorized to file any continuation statements and assignments thereof. Nothing contained in this paragraph (f) shall limit the Servicer’s obligation to remit Available Funds pursuant to Section 1.6 or the Servicer’s liability for failure to do so. A reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Borrower or the Servicer need not mark any contract relating to a Financed Receivable to indicate the Administrative Agent’s interest therein or segregate the files from other Receivables then owned by the Originator or being serviced by the Servicer.
(g)    Inspection of Records. At the Borrower’s expense, which in the case of clause (i) shall not exceed at $25,000 per year, (i) prior to the occurrence of an Early Amortization Event or Event of Default, once per calendar year, and (ii) following the occurrence of an Early Amortization Event or Event of Default, at any time, upon five Business Days’ prior written notice to the Servicer and during regular business hours, the Servicer will permit the Administrative Agent and/or its agents or representatives (including any nationally recognized accounting firm), (A) to examine and make copies of and abstracts from all the Servicer’s and the Borrower’s records relating to the Financed Receivables, including, without limitation the Receivables Files, and (B) to visit the offices and properties of the Servicer for the purpose of examining such records, and to discuss matters relating to the

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Financed Receivables, including, without limitation the Receivables Files, or the Servicer’s or the Borrower’s performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters.
(h)    Keeping Records. The Borrower will cause the Servicer, at all times from and after the date hereof, to mark its electronic master data processing records for the Financed Receivables to indicate the Borrower’s and the Administrative Agent’s interest therein; provided, however, that the Borrower and the Servicer need not mark any contract relating to a Financed Receivable to indicate the Borrower’s or the Administrative Agent’s interest therein or segregate the files for the Financed Receivables from the files for other Receivables then owned by the Originator or being serviced by the Servicer.
(i)    Nature of Business. The Borrower will not engage in any business other than the transactions contemplated by the Transaction Documents.
(j)    Limited Liability Company Agreement.
(i)    The Borrower will comply with the provisions of its limited liability company agreement and will not amend, modify or delete any provisions of its limited liability company agreement without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.
(ii)    Without limiting the foregoing clause (i), the Borrower (A) shall at all times have at least one “Independent Director” (as defined in its limited liability company agreement); (B) shall not amend, alter, change or repeal any of the provisions of its limited liability company agreement referenced in Section 9(j)(ii) thereof without the unanimous consent of the “Board” (as defined in its limited liability company agreement) (including the Independent Director); (C) shall not take any “Material Action” (as defined in its limited liability company agreement) without the unanimous consent of the Board (including the Independent Director) and (D) shall comply with the terms of Section 9(j)(v) of its limited liability company agreement.
(k)    Organizational Structure. Neither the Borrower nor TFS shall change its name, identity, corporate structure or state of registration in any manner that would (i) make any financing statement or continuation statement filed in accordance with Section 5.1(f) above “seriously misleading” within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC or any other applicable provision of the UCC or (ii) change its location (as defined in Section 9-307 of the UCC), unless it shall have given the Administrative Agent at least ten (10) days prior notice thereof and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) necessary or advisable in the reasonable opinion of the Administrative Agent to amend all previously filed financing statements or continuation statements, or to file appropriate new financing statements. The Borrower and TFS will at all times maintain their “locations” within the USA.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(l)    Sale Agreement. The Borrower may amend, waive or modify any provision of the Sale Agreement with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld. The Borrower will perform all of its obligations under the Sale Agreement in all material respects and will enforce the Sale Agreement in accordance with its terms.
(m)    Hedge Agreement. The Borrower shall not terminate any Hedge Agreement except to the extent permitted under the terms set forth in Exhibit D.
(n)    Accounting Records.    The Borrower will maintain separate accounting records, in accordance with GAAP.
(o)    Anti-Corruption Laws and Sanctions. Neither the Borrower nor TFS shall not, directly or indirectly, use the proceeds of any Funding, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, in each case, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in any Loan).
Section 5.2    Risk Retention. TFS, in its capacity as sole member of the Borrower, shall retain 100% of the outstanding equity interests of the Borrower, and shall not enter into any credit risk mitigation, short position or any other hedge with respect to such equity interest.
Section 5.3    Covenants of Administrative Agent. Until all of the Loans hereunder have been paid in full and unless the Borrower shall otherwise consent, if the rating assigned to the commercial paper notes of any Conduit Lender is lowered to less than “A‑1” by S&P or “P-1” by Moody’s or withdrawn by any Rating Agency, each Lender and the Administrative Agent, at the request and direction of the Borrower, will cooperate in good faith with the Borrower to assign and to cause each Conduit Lender to assign, the Loans and their respective rights and obligations under this Agreement, as applicable, to another Person or Persons identified by and acceptable to the Borrower.
Section 5.4    Covenants regarding Canadian-Dollar Receivables. In the event that the Borrower wishes to include Receivables which are Canadian dollar-denominated or which are originated in Canada or payable by Canadian Obligors (“Canadian Receivables”) in the Collateral, the Borrower shall provide written notice thereof to the Administrative Agent.  The Borrower and the Servicer shall provide to the Administrative Agent and the Lenders such information regarding the origination, servicing and collection of such Canadian Receivables as the Administrative Agent or any Lender may reasonably request.  Upon receipt of such information, the Administrative Agent may, at the Borrower’s expense, engage counsel (including Canadian counsel) to advise it in connection with the financing of such Canadian Receivables.  The Administrative Agent, the Borrower and the Servicer shall thereafter work diligently to amend this Agreement and the other Transaction Documents to include the terms and conditions for the financing of such Canadian Receivables which terms and conditions shall include (i) provisions for the hedging of the foreign currency risk associated therewith which fully protect the Administrative Agent and the Lenders

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

from all foreign currency risk; (ii) a methodology for calculating the U.S.-dollar equivalent value of such Canadian Receivables; (iii) provisions which are necessary or advisable to grant to the Administrative Agent a fully perfected, first priority security interest in such Canadian Receivables consistent with the existing terms of this Agreement and the other Transaction Document under all applicable law; (iv) provisions relating to taxes, including any withholding taxes, which fully protect the Administrative Agent and the Lenders from any adverse tax consequences relating to Canadian Receivables; (v) indemnities in favor of the Administrative Agent and the Lenders with respect to such Canadian Receivables consistent with the existing terms of this Agreement and the other Transaction Document; (vi) the requirement to deliver to the Administrative Agent and the Lenders such opinions of counsel, certificates and other documents and agreements as the Administrative Agent and the Lenders may deem necessary or advisable; and (vii) such other provisions as may be necessary or advisable in the reasonable credit judgment of the Administrative Agent and the Lenders after review of the information provided by the Borrower and the Servicer regarding the origination, servicing and collection of such Canadian Receivables.
ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES
Section 6.1    Events of Default. If the occurrence of any event described in clause (c) below or the delivery by the Administrative Agent of written notice stating that it is an “Event of Default Notice” to the Borrower after any other event described below shall have occurred and be continuing, it shall constitute an “Event of Default”:
(a)    failure of the Borrower to pay any Interest on the Loan Amount when the same becomes due and payable in accordance with Section 1.6(a), and such failure shall continue for a period of five (5) Business Days;
(b)    failure of the Borrower to pay in full the outstanding Aggregate Loan Amount on the Final Maturity Date or to make any payment of principal on the Aggregate Loan Amount when the same becomes due and payable in accordance with Section 1.6(a), and such failure shall continue for a period of five (5) Business Days;
(c)    the Borrower shall suffer a Bankruptcy Event;
(d)    the Aggregate Loan Amount exceeds the Targeted Loan Amount for a period of five (5) Business Days; provided, that if (x) the Aggregate Loan Amount exceeds the Targeted Loan Amount solely as a result of an increase of the Excess Concentration Amount resulting solely from a prepayment of a Receivable by an Obligor and (y) no other event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, Early Amortization Event or Servicer Replacement Event has occurred and is continuing, then no Event of Default shall occur under this Section 6.1(d) unless the Aggregate Loan Amount exceeds the Targeted Loan Amount for a period of thirty-one (31) days;
(e)    the Administrative Agent (on behalf of the Secured Parties) shall cease at any time to have a first priority perfected security interest in the Collateral, free and clear of any Adverse Claims and such failure shall continue for a period of ten (10) days after the

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

earlier of actual knowledge of the Borrower, the Originator, the Servicer or the Performance Guarantor, or the Borrower, the Originator, the Servicer or the Performance Guarantor having received written notice thereof from the Administrative Agent or any Lender;
(f)    the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or TFS and such lien shall not have been released within thirty (30) days, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or TFS and such Lien shall not have been released or stayed within thirty (30) days;
(g)    (A) any Transaction Document shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, TFS, the Performance Guarantor or the Servicer or (B) the Borrower, TFS, the Performance Guarantor, the Servicer or any other party shall, directly or indirectly, disaffirm or contest in any manner such effectiveness, validity, binding nature or enforceability of any Transaction Document;
(h)    the Performance Guarantor fails to observe or perform any material term, covenant or agreement under the Performance Guaranty and such failure shall continue for a period of thirty (30) days;
(i)    the failure of TFS to own 100% of the outstanding membership interests of the Borrower;
(j)    the failure of the Borrower to enter into a Hedge Agreement having a Hedge Notional Amount equal to the then outstanding Aggregate Loan Amount on our before June 11, 2015 in accordance with principals set forth on Exhibit D and thereafter, the failure to maintain any Hedge Agreement except to the extent permitted under the terms set forth in Exhibit D;
(k)    the failure of the Servicer to have entered into a Back-Up Servicing Agreement with a back-up servicer reasonably acceptable to the Administrative Agent within forty-five (45) days after the date of this Agreement; or
(l)    the Borrower shall become an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act;
provided, however , that a delay or failure of performance under clauses (a) or (b) above for a period of thirty (30) days beyond the applicable cure period will not constitute an Event of Default if such delay or failure was caused by a Force Majeure Event.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 6.2    Remedies. When an Event of Default has occurred and is continuing, then (i)(A) upon the written direction of the Administrative Agent, in the case of an Event of Default under Section 6.1 (other than Section 6.1(c)) and (B) automatically without action by any Person, in the case of an Event of Default described in Section 6.1(c), all Loans, including Interest and principal, shall immediately become due and payable together with all other amounts payable under this Agreement without demand, protest or notice of any kind and (ii) the Administrative Agent may exercise all remedies available to it under the applicable UCC.
ARTICLE VII
INDEMNIFICATION
Section 7.1    Indemnities by the Borrower and TFS.
(a)    Without limiting any other rights any such Person may have hereunder or under applicable law, the Borrower hereby indemnifies and holds harmless the Administrative Agent, the Lenders, their Affiliates and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, and related costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Borrower Indemnified Losses”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to:
(i)    reliance on any written representation or warranty made by the Borrower (or any employee or agent of the Servicer) in this Agreement or any other Transaction Document which shall have been false or incorrect in any respect when or as of the date so made;
(ii)    the failure by the Borrower to comply in any respect with any applicable law, rule or regulation, or the failure of any Financed Receivable to comply in any respect with any such applicable law, rule or regulation or the non-conformity of any Financed Receivable, Contract or related Equipment with any such Applicable Law and any failure by the Originator or any Affiliate thereof to perform its respective duties under the Contracts included as a part of the Collateral;
(iii)    the failure of the Borrower to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim;
(iv)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Transaction Documents;
(v)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Contract comprising a portion of the Collateral (including a defense based on the Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(vi)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Contract or the related Equipment or any other suit, claim or action by an unrelated third party of whatever sort arising out of or in connection with any Contract or the Related Equipment or relating to any of the Transaction Documents;
(vii)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;
(viii)    any litigation, proceeding or investigation (a) before any Governmental Authority in respect of any Contract or related Equipment included as part of the Collateral or (b) relating to or arising from the Transaction Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans by the Borrower or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Person becomes involved as a result of any of the transactions contemplated by the Transaction Documents;
(ix)    any failure by the Borrower to give reasonably equivalent value to TFS in consideration for the transfer by TFS to the Borrower of the Collateral or any attempt by any Person to void or otherwise avoid such transfer under any statutory provision or common law or equitable action, including any provision of any law relating to bankruptcy, insolvency or reorganization or relief of debtors;
(x)    the failure of the Borrower to remit to the Servicer or the Administrative Agent, Collections remitted to the Borrower in accordance with the terms hereof or the commingling by the Borrower of any Collections with other funds;
(xi)    any and all civil penalties or fines assessed by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by the Administrative Agent or any Lender as a result of funding all or any portion of the Loans or the acceptance of payments or of Collateral due under the Transaction Documents; or
(xii)    the failure of the Borrower to perform its duties or obligations in accordance with the terms of, or to comply with any term, provision or covenant contained in, this Agreement or any other Transaction Document.
provided, however, that no Indemnified Party shall be indemnified for Borrower Indemnified Losses to the extent (a) such Borrower Indemnified Losses resulted from the negligence or willful misconduct of any Indemnified Party, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to TFS or the market value risk of the Receivables, or (c) the Borrower or TFS is the plaintiff and an Indemnified Party is the defendant and the Borrower or TFS is the prevailing party in such legal action.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(b)    If any action, suit or proceeding shall be brought against any Indemnified Party for which the Indemnified Party is or may be entitled to indemnification under Section 7.1(a), such Indemnified Party shall promptly notify the Borrower and the Borrower shall assume the defense thereof, including the retention of counsel and payment of all related fees and expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Borrower only if (i) the Borrower has agreed in writing to pay such fees and expenses, (ii) the Borrower has unreasonably failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded party) include both such Indemnified Party and the Borrower and the Borrower shall have been advised by its counsel that representation of the Borrower and the Indemnified Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Borrower shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party). The Borrower shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, the Borrower agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment in accordance herewith.
(c)    Without limiting any other rights any such Person may have hereunder or under applicable law, TFS hereby indemnifies and holds harmless the Indemnified Parties from and against any and all damages, losses, claims, liabilities, penalties, and related costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “TFS Indemnified Losses”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to:
(i)    reliance on any written representation or warranty made by TFS (or any employee or agent of TFS) in this Agreement or any other Transaction Document which shall have been false or incorrect in any respect when or as of the date so made;
(ii)    the failure by TFS to comply in any respect with any applicable law, rule or regulation, or the failure of any Financed Receivable to comply in any respect with any such applicable law, rule or regulation or the non-conformity of any Financed Receivable, Contract or related Equipment with any such Applicable Law and any failure by the Originator or any Affiliate thereof to perform its respective duties under the Contracts included as a part of the Collateral;
(iii)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Contract comprising a portion of the Collateral (including a defense based on the Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(iv)    the failure by the Servicer or TFS to pay when due any Taxes for which the Servicer or TFS is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(v)    any litigation, proceeding or investigation (a) before any Governmental Authority in respect of any Contract or related Equipment included as part of the Collateral or (b) relating to or arising from the Transaction Documents, the transactions contemplated hereby and thereby or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Person becomes involved as a result of any of the transactions contemplated by the Transaction Documents;
(vi)    any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by the Administrative Agent or any Lender as a result of funding all or any portion of the Loans or the acceptance of payments or of Collateral due under the Transaction Documents;
(vii)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Contract or the Related Equipment or any other suit, claim or action by an unrelated third party of whatever sort relating to any Contract or the Related Equipment or relating to any of the Transaction Documents;
(viii)    the failure of the Servicer to remit Collections in accordance with the terms hereof or the commingling of Collections; or
(ix)    the failure of TFS to perform its respective duties or obligations in accordance with the terms of, or to comply with any term, provision or covenant contained in, this Agreement or any other Transaction Document;
provided, however, that no Indemnified Party shall be indemnified for TFS Indemnified Losses to the extent (a) such TFS Indemnified Losses resulted from the negligence or willful misconduct of any Indemnified Party, (b) such TFS Indemnified Losses were due to the credit risk of the Obligor and for which reimbursement would constitute recourse to TFS or the market value risk of the Receivables, or (c) the Borrower or TFS is the plaintiff and an Indemnified Party is the defendant and the Borrower or TFS is the prevailing party in such legal action; provided, further, that if the Servicer shall be replaced in accordance with Section 3.2, then the Servicer shall have no further liability under this Section 7.1 except for TFS Indemnified Losses incurred or arising from events that occurred before such replacement.
(d)    If any action, suit or proceeding shall be brought against any Indemnified Party for which the Indemnified Party is or may be entitled to indemnification under Section 7.1(c), such Indemnified Party shall promptly notify TFS, and TFS shall assume the defense thereof, including the retention of counsel and payment of all related fees and expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of TFS only if (i) TFS has agreed in writing to pay such fees and expenses, (ii) TFS has unreasonably failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded party) include both such Indemnified Party and TFS, and TFS shall have been advised by its counsel that representation of TFS and the Indemnified Party

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case TFS shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party). TFS shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, TFS agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment in accordance herewith.
Section 7.2    Increased Cost and Reduced Return. If either (i) the adoption of any applicable law, rule or regulation or any change therein, or any written change in the interpretation or administration thereof by any Governmental Authority or any written change in applicable financial accounting standards, including, without limitation, with respect to all taxes other than taxes based on net income or capital (a “Regulatory Change”), which adoption or change occurs after the date of this Agreement, or (ii) compliance by any Funding Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority (whether or not having the force of law), including compliance by a Funding Party with any request or directive regarding capital adequacy (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements), which is adopted, enacted, implemented or issued, or with respect to which any interpretation, rule, guidance or directive is issued or changed, after the date of this Agreement, (a) imposes or modifies any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or any credit extended by, any Funding Party in respect of this Agreement or (b) has the effect of reducing a Funding Party’s rate of return in respect of this Agreement on such Funding Party’s capital to a level below that which such Funding Party would have achieved but for such adoption or change, and the result of any of the foregoing is to impose a cost on, or increase the cost to, any Funding Party of its commitment under any Funding Document or of purchasing, maintaining or funding any interest acquired under any Funding Document, then, upon written demand by such Funding Party with such supporting information as the Borrower may reasonably request, the Borrower shall pay to the Administrative Agent for the account of such Funding Party such additional amounts as will ensure that the net amount actually received by such Funding Party will compensate such Funding Party for such increased cost; provided, that the Administrative Agent shall cause each Funding Party to endeavor in good faith to minimize any increased costs payable pursuant to this Section.
Section 7.3    IRS Forms. If any Lender is not organized under the laws of the USA, then before the first date on which any amount is payable hereunder for the account of each such Lender (or any successor or assignee of such Lender in accordance with Section 9.4), the Administrative Agent (on behalf of the Lenders) shall deliver to the Borrower and the Administrative Agent each two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI or W-9 (or successor applicable form) certifying that such Lender (or any successor or assignee of such Lender in accordance with Section 9.4) is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes which, if applicable, shall be delivered as attachments to the Administrative Agent’s duly completed United States Internal Revenue Service Form W-8IMY. The Administrative Agent on behalf of the Lenders shall replace

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

or update such forms when necessary to maintain any applicable exemption and as requested by the Borrower.
ARTICLE VIII
CONDITIONS PRECEDENT
Section 8.1    Conditions to Initial Loan. The making of the initial Loan on the Closing Date shall be subject to the condition that the Administrative Agent on behalf of each Lender shall have received all of the following documents in form and substance reasonably acceptable to the Administrative Agent:
(a)    A certificate of the Secretary of each of the Borrower and TFS certifying (i) the resolutions of the Borrower’s or TFS’s, as the case may be, board of directors approving the Transaction Documents to which it is a party, (ii) the name, signature and authority of each officer who executes on the Borrower’s or TFS’s behalf a Transaction Document, (iii) the Borrower’s and TFS’s certificate of formation or articles of incorporation, as applicable, and (iv) a copy of the Borrower’s and TFS’s by-laws or other governing instrument.
(b)    Good standing certificates issued as of a recent date by the applicable office of the respective jurisdictions where the Borrower and TFS are organized.
(c)    All UCC financing statements required to perfect the Administrative Agent’s first priority interest in the Collateral under the UCC in all appropriate jurisdictions.
(d)    UCC search reports from all jurisdictions the Administrative Agent reasonably requests.
(e)    Executed copies of each Transaction Document.
(f)    Favorable opinions of counsel (which, in the case of clause (i) below only, may be in-house counsel) to the Borrower and TFS covering (i) due authorization, execution and delivery of the Transaction Documents to which each of the Borrower and TFS is a party and other standard corporate opinions, (ii) customary true sale and nonconsolidation matters, and (iii) the Administrative Agent’s first priority perfected security interest in the Collateral under the UCC, all of which will be subject to standard exceptions and qualifications.
(g)    Evidence of payment by the Borrower and the Servicer of all fees, costs and expenses under the Transaction Documents to the extent then due and payable on the Closing Date.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 8.2    Conditions to Each Loan. The making of any Loan is subject to the conditions (and each Loan shall evidence the Borrower’s representation and warranty that clauses (a)-(d) of this Section 8.2 have been satisfied) that:
(a)    the Commitment Termination Date has not occurred;
(b)    no Early Amortization Event, Servicer Replacement Event or Event of Default, or event that with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, Servicer Replacement Event or Event of Default has occurred and is continuing;
(c)    (i) prior to the occurrence of a Canadian Amortization Event, after giving effect to the application of the proceeds of such Loan, the outstanding Aggregate Loan Amount would not exceed the lesser of the Facility Limit and the Targeted Loan Amount and (ii) following the occurrence of a Canadian Amortization Event, after giving effect to the application of the proceeds of such Loan, the outstanding Aggregate Loan Amount would not exceed the lesser of the Facility Limit and the U.S. Targeted Loan Amount;
(d)    the representations and warranties in Section 4.1 are true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and
(e)    the Servicer shall have delivered to the Administrative Agent on or prior to the Borrowing Date, in form and substance reasonably satisfactory to the Administrative Agent, a completed Borrower Report and the other items required under Section 1.1(b).
ARTICLE IX
MISCELLANEOUS
Section 9.1    Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as such Person may specify, and effective when received at the address specified by such Person.
Section 9.2    Amendments. No amendment to or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Administrative Agent, and, in the case of any amendment, by the Borrower and the Servicer and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.
Section 9.3    Waivers. No failure or delay of the Administrative Agent or any Lender in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, unless otherwise mutually agreed, the Borrower, the Originator,

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

the Servicer, the Administrative Agent and each Lender shall be restored to their former position and rights and any Early Amortization Event, Event of Default or Servicer Replacement Event, as the case may be, waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Early Amortization Event, Event of Default or Servicer Replacement Event, as the case may be.
Section 9.4    Successors and Assigns; Participations; Assignments; Addition of New Groups.
(a)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, the Borrower may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Administrative Agent. No Lender may assign or transfer any of its rights or delegate any of its duties hereunder (including, without limitation, the Loan) except to an Eligible Assignee pursuant to a duly executed assignment delivered to the Administrative Agent and the Borrower. An “Eligible Assignee” means (i) in the case of a Conduit Lender, another asset-backed commercial paper conduit administered or managed by the Administrative Agent or an Affiliate thereof or to which the Administrative Agent or an Affiliate thereof provides a Liquidity Facility or Credit Facility, in each case which is not rated lower than or is not economically less favorable than the initial Conduit Lender, or any other Person approved by the Borrower in writing (such approval not to be unreasonably withheld or delayed), and (ii) in the case of the Administrative Agent or the Committed Lender, any Affiliate thereof and any Person that was approved by the Borrower prior to the assignment; provided, however, that during the continuation of an Early Amortization Event or Event of Default, the approval of the Borrower shall not be required under any of the foregoing clauses (i) and (ii); provided further, that the Administrative Agent shall, in any event, provide the Borrower and Servicer with written notice of any assignment under this Section 9.4(a). Nothing contained herein shall limit the ability of the Conduit Lender or Committed Lender to assign its rights under the Transaction Documents to a collateral agent, acting on behalf of the Conduit Lender and/or Committed Lender, in connection with a pledge or grant of a security interest by such Person for its own obligations. Notwithstanding anything herein to the contrary, the Conduit Lender may, at any time and without any requirement to obtain the consent of the Borrower or the Servicer, but with written notice to the Borrower and the Servicer, assign all or a portion of its interest in the Loan Amount or its rights under this Agreement to the Committed Lender under a Credit Facility or a Liquidity Facility.
(b)    Participations. Any Lender may (with the written consent of the Borrower), sell to one or more Persons (each a “Participant”) participating interests in the interests of its Loans hereunder. Such Lender shall remain solely responsible for performing its obligations hereunder, and the Borrower shall continue to deal solely and directly with such Lender (as applicable) and the Administrative Agent in connection with the rights and obligations of such Lender (as applicable) hereunder. Each Participant shall be entitled to the benefits of Article VII to the same extent as if it were a Lender (as applicable) hereunder. Any Lender may enter credit default swaps or other hedging transactions, provided that no counterparty to such arrangements shall have the right to restrict such Lender from entering into amendments or modifications of this Agreement without the consent of any other Person.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(c)    Federal Reserve. Any Funding Party may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of the Loan Amount and Interest) under this Agreement to secure obligations of such Funding Party to a Federal Reserve Bank, the Federal Deposit Insurance Corporation or the U.S. Treasury, and this Section 9.4 shall not apply to any such pledge or grant of a security interest; provided, however, that no such pledge or grant of a security interest shall release a Funding Party from any of its obligations hereunder, or substitute any such pledgee or grantee for such Funding Party as a party hereto.
Section 9.5    Intended Tax Characterization. It is the intention of the parties hereto and to the other Transaction Documents that, for the purposes of all U.S. federal, state and local income and franchise taxes, the transactions contemplated hereby shall be treated as loans by the applicable Lenders to the Borrower that are secured by the Financed Receivables (the “Intended Tax Characterization”). The parties hereto agree to report and otherwise to act for the purposes of all U.S. federal, state and local income and franchise taxes in a manner consistent with the Intended Tax Characterization.
Section 9.6    Confidentiality. Each of the Lenders, and the Administrative Agent covenants and agrees, on behalf of itself and its Affiliates, to hold the Transaction Documents and other nonpublic information regarding the Borrower, the Originator, their Affiliates, and their respective businesses (collectively, “Information”) in confidence, and agrees not to use and not to disclose any of the contents of, provide any Person with copies of, or use for any purpose not related to the Loans hereunder, any Information other than disclosure to (a) any Affiliate of the Administrative Agent or any officers, directors, members, managers, employees or outside accountants, auditors or attorneys of any Lender or the Administrative Agent with a need to know such information in connection with the Loans, (b) any prospective or actual Eligible Assignee or Participant who signs a confidentiality agreement containing the provisions of this Section under which the Borrower, the Servicer and their Affiliates are third party beneficiaries, (c) any rating agency, surety, guarantor, first loss provider or credit or liquidity enhancer to any Lender, (d) any Lender’s Program Administrators, issuing agents or depositories, or commercial paper dealers, and (e) Governmental Authorities with appropriate jurisdiction. Notwithstanding the foregoing, the Administrative Agent will not provide access to any Information to any Person associated with any business of the Administrative Agent or its Affiliates which competes with the Originator’s equipment finance business. Notwithstanding the above stated obligations, no Person will be liable for disclosure or use of Information which (i) was required by law, including pursuant to a subpoena or other legal process, (ii) was in such Person’s possession or known to such Person prior to receipt in connection with the Loans and not subject to a confidentiality agreement, or (iii) is or becomes known to the public (without breach of any obligations hereunder). Notwithstanding any provision hereof to the contrary, each of each Lender and the Administrative Agent covenants and agrees that it shall not use the name of the Originator or any Affiliate of the Originator, or any trademarks, trade names or service marks of the Originator or any Affiliate of the Originator, or quote the opinion of any employee of the Originator or any Affiliate of the Originator, in any advertising or marketing material (including press releases) without first obtaining the prior written consent of an officer of the Originator or such Affiliate, as applicable.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 9.7    Agreement Not to Petition; Excess Funds.
(a)    Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money on behalf of the Conduit Lender, not, prior to the date which is one year and one day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Lender to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against such Conduit Lender under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Lender, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of such Conduit Lender.
(b)    The Conduit Lender shall be required to make payment of the amounts (if any) required to be paid by it pursuant hereto only if such Conduit Lender has Excess Funds (as defined below). If such Conduit Lender does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a “claim” (as defined in Section 101(5) of the Federal Bankruptcy Code) against such Conduit Lender until such time as such Conduit Lender has Excess Funds. If such Conduit Lender does not have sufficient Excess Funds to make any payment due hereunder, then such Conduit Lender may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter. The term “Excess Funds” means the excess of (a) the aggregate projected value of the Conduit Lender’s assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such Conduit Lender for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of such Conduit Lender for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by such Conduit Lender to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of such Conduit Lender then due and payable.
(c)    With respect to each Bankruptcy Remote Party, each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations under this Agreement (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing

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any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under this Agreement, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the USA or any State of the USA.
Section 9.8    No Recourse. The obligations of each Conduit Lender, their respective management companies, administrators and referral agents (each a “Program Administrator”), each other Lender, the Administrative Agent, the Borrower, the Originator and the Servicer and of any other party hereto under any Transaction Document or other document to which a Program Administrator or other Person is a party are solely the corporate or limited liability company obligations of such Person and no recourse shall be had for such obligations against any Affiliate, director, officer, member, manager, employee, attorney or agent of any such Person.
Section 9.9    No Right of Set-off. Neither the Administrative Agent, the Lenders nor any of their respective Affiliates may set-off, appropriate or apply any deposits of or other amounts owing to the Borrower, the Servicer or any of their Affiliates against amounts owed by the Borrower or the Servicer hereunder.
Section 9.10    Headings; Counterparts. Article and Section headings in this Agreement are for reference only and shall not affect the construction of this Agreement. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.
Section 9.11    Cumulative Rights and Severability. All rights and remedies of the Lenders, the Administrative Agent, the Borrower, the Originator and the Servicer hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.
Section 9.12    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
Section 9.13    WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.
Section 9.14    Costs and Expenses. The Borrower shall pay to the Administrative Agent and the Lenders, in a timely manner after demand, all reasonable costs and out-of-pocket expenses in connection with the review, negotiation, execution, delivery and administration of this Agreement,

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the transactions contemplated hereby and the other documents to be delivered hereunder (including any amendments, restatements, or other modifications of the foregoing), reasonable fees of the ratings agencies and the reasonable fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Lenders and the Administrative Agent with respect thereto (up to $[●] with respect to the fees and expenses of Sidley Austin LLP incurred as of the Closing Date in connection with the review, negotiation, execution and delivery of this Agreement and the other Transaction Documents). The Borrower shall pay to the Administrative Agent and each Lender, in a timely manner after demand, any and all reasonable costs and expenses of the Administrative Agent and the Lenders, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Early Amortization Event or Event of Default.
Section 9.15    Submission to Jurisdiction. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT BEFORE JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY TO THE FULLEST EXTENT PERMITTED BY LAW IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
Section 9.16    Limitation of Liability. No claim may be made by (i) the Borrower, the Originator or the Servicer or any other Person against any Lender or the Administrative Agent or their respective Affiliates, directors, officers, employees, attorneys or agents or (ii) any Lender or the Administrative Agent or any other Person against the Borrower, the Originator or the Servicer or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Section 9.17    Reinstatement. The Borrower and the Servicer each agrees that the Loan Amount shall be automatically reinstated if and to the extent that for any reason payment by or on behalf of the Borrower is rescinded or must be otherwise restored by any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 9.18    Entire Agreement. The Transaction Documents constitute the entire understanding of the parties thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.
Section 9.19    No Third Party Beneficiaries; Hedge Counterparties. Except as provided in the next sentence, this Agreement is not intended to confer any benefit upon, to give any rights or remedies whatsoever to, or to be enforceable by, any Person other than the parties hereto. The parties hereto expressly intend the provisions of this Agreement to be enforceable by each Hedge Counterparty as a third party beneficiary of this Agreement.
Section 9.20    Survival. The provisions of Sections 7.1, 7.2, 9.6, 9.7, 9.8, 9.13, 9.14, 9.15, 9.16, 9.17 and this 9.20 shall survive the termination of this Agreement.
ARTICLE X
THE ADMINISTRATIVE AGENT
Section 10.1    Authorization and Action of Administrative Agent. By its execution hereof, in the case of each Lender, and by accepting the benefits hereof, in the case of each Hedge Counterparty and each Person providing a Liquidity Facility or Credit Facility to any Conduit Lender, each such party hereby designates and appoints Credit Suisse AG, New York Branch as the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Agreement or any other Transaction Document and any related agreements and documents. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent. Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Lenders of the indemnification obligations under Section 10.5 against any and all liability and expense which may be incurred in taking or continuing to take such action.
Section 10.2    Agency Termination. Subject to Section 10.6, the appointment and authority of the Administrative Agent hereunder shall terminate upon the later of (a) the payment to (i) each Lender and Hedge Counterparty of all amounts owing to such parties under the Transaction

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Documents and (ii) the Administrative Agent of all amounts due under the Transaction Documents and (b) the occurrence of the Commitment Termination Date.
Section 10.3    Administrative Agents’ Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by the Administrative Agent under or in connection with this Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it (which may be counsel for the Borrower, the Servicer or the Originator) and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by the Borrower, the Originator or the Servicer in connection with this Agreement or any other Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower, the Originator or the Servicer or to inspect the property (including the books and records) of the Borrower, the Originator or the Servicer; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties. The Administrative Agent shall not be deemed to have knowledge of any Event of Default, Early Amortization Event or Servicer Replacement Event unless the Administrative Agent has received actual notice thereof.
Section 10.4    Administrative Agent and Affiliates. The Administrative Agent and its Affiliates may generally engage in any kind of business with the Borrower, the Originator or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, the Originator, the Servicer or any of their respective Affiliates, without any duty to account therefor to the Administrative Agent or the Lenders and as if it were not the Administrative Agent and without any duty to account therefor to any Lender.
Section 10.5    Indemnification. Each Committed Lender shall indemnify and hold harmless the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower, the Servicer or the Originator and without limiting the obligation of the Borrower, the Servicer or the Originator to do so), from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrative Agent or such Person is designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent for such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses,

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damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).
Section 10.6    Successor Administrative Agent. The Administrative Agent may, upon at least five (5) days notice to the Borrower and each Lender, resign as Administrative Agent. Such resignation shall not become effective until a successor agent reasonably acceptable to the Borrower is appointed by the Lenders and has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents.
Section 10.7    Rating. The Administrative Agent may, at its own expense, hire one or more nationally recognized statistical rating organizations to provide a rating on the Loans under this Agreement or any Liquidity Facility related thereto. If such a rating is obtained, TFS and the Borrower shall, at the expense of the Administrative Agent (which expense shall not include any internal allocation of overhead expenses), provide reasonable assistance to the Administrative Agent in connection therewith, however, the terms of this Agreement or the Loan will not be disclosed publicly (e.g., no pre-sale or Rule 17-7 reports will be prepared), and any subsequent downgrade will not trigger any Early Amortization Event, Event of Default or otherwise result in the breach of any representation, warranty or covenant of Borrower under this Agreement.
Section 10.8    Failures by CS Entity as Hedge Counterparty. To the extent the Borrower has insufficient funds to make any payment required to be made by the Borrower under any Transaction Document solely as a result of any failure by any CS Entity (or its successor as a result of any merger or other business combination) to make any payment required to be made by such CS Entity under a Hedge Agreement, such insufficiency shall not result in any Early Amortization Event, Event of Default or Servicer Replacement Event.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Committed Lender
By:_______________________________
Name:
Title:
By:_______________________________
Name:
Title:

Credit Suisse AG
Securitized Products – Asset Finance
11 Madison Avenue
New York, New York 10010
Attention: Oliver Nisenson
Telephone: (212) 325-6688
Telecopy: (212) 322-1016
Email1: oliver.nisenson@credit-suisse.com
Email2: list.afconduitreports@credit-suisse.com
Email3: abcp.monitoring@credit-suisse.com

S-1    TFS Funding I, LLC
Loan and Security Agreement

INSTITUTIONAL SECURED FUNDING (JERSEY) LIMITED,
as a Conduit Lender

By:________________________________
Name:
Title:
Institutional Secured Funding (Jersey) Limited
Ogier House
The Esplanade
St. Helier
Jersey JE4 9WG
Attention: Emma Laffoley
Telephone: +44 1534 753 858
Telecopy: +44 1534 504 444
With a copy to:
Cantor Fitzgerald Investment Advisors, L.P.,
as Referral Agent for Institutional Secured Funding (Jersey) Limited
110 East 59th Street
4th Floor, Short Term Interest Rate Products
New York, New York 10022
Attention: Richard Goldthorpe
Telephone: (212) 829-5435
Telecopy: (212) 829-4866
Email: rgoldthorpe@cantor.com
And also to:
Attention: Amrut Bharambe
Telephone: (212) 829-5435
Telecopy: (212) 829-4866
Email: abharambe@cantor.com

S-2    TFS Funding I, LLC
Loan and Security Agreement

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent
By:_______________________________
Name:
Title:
By:_______________________________
Name:
Title:

Credit Suisse AG
Securitized Products – Asset Finance
11 Madison Avenue
New York, New York 10010
Attention: Oliver Nisenson
Telephone: (212) 325-6688
Telecopy: (212) 322-1016
Email1: oliver.nisenson@credit-suisse.com
Email2: list.afconduitreports@credit-suisse.com
Email3: abcp.monitoring@credit-suisse.com

S-3    TFS Funding I, LLC
Loan and Security Agreement

TFS FUNDING I, LLC
as Borrower
By:_________________________________
Name:
Title:
200 Nyala Farm Road
Westport, Connecticut 06880
Attention: General Counsel
Telephone: (203) 222-5950
Fax: (203) 341-6860
Email: eric.cohen@terex.com

TEREX FINANCIAL SERVICES, INC.
as Servicer
By:_________________________________
Name:
Title:
200 Nyala Farm Road
Westport, Connecticut 06880
Attention: General Counsel
Telephone: (203) 222-5950
Fax: (203) 341-6860
Email: eric.cohen@terex.com

S-4    TFS Funding I, LLC
Loan and Security Agreement

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

SCHEDULE I
DEFINITIONS
The following terms have the meanings set forth, or referred to, below:
“Addition Notice” has the meaning specified in Section 1.1(c).
“Adjusted Included Balance” means, on any day, an amount equal to (a) the Included Balance on such day minus (b) the Excess Concentration Amount on such day, if any.
“Adjusted Residual Value” means, for any item of Equipment subject to a Lease Contract, as of the close of business on the last day of any Monthly Period or the Cut-Off Date for such Lease Contract, the excess, if any, of (a) the Booked Residual Value for such item of Equipment over (b) the portion of the Extended Lease Payments, if any, received by the Servicer with respect to such Lease Contract as of such date which have been applied by the Servicer to reduce the value of residual interest in such Equipment in accordance with its Customary Servicing Practices.
“Administrative Agent” means Credit Suisse AG, New York Branch, in its capacity as contractual representative for the Lenders, and any successor thereto appointed pursuant to Section 10.6.
“Advance Rate” means, on any date, [●]%.
“Adverse Claim” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance, in, of or on such asset or property in favor of any other Person, except any Permitted Lien.
“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person and “Affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.
“Aggregate Loan Amount” means, at any time, the sum of the Loan Amounts for all Lenders at such time.
“Available Funds” means, (A) with respect to any Settlement Date prior to the occurrence and continuance of a Canadian Amortization Event, (i) the Collections received during the preceding Monthly Period, (ii) any net amounts paid with respect to such Settlement Date by the Hedge Counterparty to the Borrower under any Hedge Agreement and (iii) any amounts paid with respect to such Settlement Date by the Originator to the Borrower in accordance with Section 2.8 of the Sale Agreement, or (B) with respect to any Settlement Date following the occurrence and continuance of a Canadian Amortization Event, the amounts described in clause (A) above, excluding any Canadian Available Funds.
“Average Default Ratio” means, as of any date commencing with the third Settlement Date, the average of the Eligible Default Ratios, if any, for the three preceding Monthly Periods.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Average Delinquency Ratio” means, as of any date commencing with the third Settlement Date, the average of the Eligible Delinquency Ratios, if any, for the three preceding Monthly Periods.
“Average Discounted Receivable Balance” means, as of any date of determination (A) the sum of the Discounted Receivables Balances, as of the Cut-Off Date, of all Financed Receivables on such date, divided by (B) the total number of Financed Receivables on such date.
“Back-Up Servicer” has the meaning assigned to such term in Section 3.1(b).
“Back-Up Servicer’s Fee” means the fee payable to the Back-Up Servicer pursuant to the Back-Up Servicing Agreement.
“Back-Up Servicing Agreement” means that certain servicing agreement to be entered into by and among the Borrower, the Servicer and the Back-up Servicer, which shall be in form and substance reasonably acceptable to the Administrative Agent.
“Bankruptcy Event” means, with respect to any Person, that such Person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and, if instituted against such Person, such proceeding remains undismissed and unstayed for a period of 90 days (or, in the case of the Borrower, 60 days) or an order for relief is entered, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such Person, such proceeding remains unstayed for more than 90 days (or, in the case of the Borrower, 60 days) or an order for relief is entered.
“Bankruptcy Remote Party” means the Borrower or Conduit Lender.
“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.
“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.
“Booked Residual Value” means, for any item of Equipment subject to a Lease Contract, the estimated fair value of the residual interest in such Equipment on the Scheduled End Date for such Lease Contract established at the time of the origination or extension of such Lease Contract and set forth in the books and records of the Servicer.
“Borrower” means TFS Funding I, LLC, a Delaware limited liability company.
“Borrower Indemnified Losses” is defined in Section 7.1(a).
“Borrower Obligations” is defined in Section 2.1.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Borrower’s Account” means the account specified by the Servicer on behalf of the Borrower to the Administrative Agent prior to the first Loan hereunder or such other account designated by the Servicer on behalf of the Borrower to the Administrative Agent.
“Borrowing Date” means the Business Day specified pursuant to an Addition Notice or Periodic Report as the date for funding an additional Loan in respect of Receivables to be added to the Financed Receivables pursuant to Section 1.1(c).
“Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in the states of New York, or Connecticut are authorized or required to close and (b) a holiday on the Federal Reserve calendar.
“Canadian Amortization Event” means, at any time the aggregate Discounted Balance of Canadian Receivables exceeds [●]% of the Included Balance, failure to maintain any of the following ratios (in each case calculated solely with reference to the Canadian Receivables):
(i)    Average Delinquency Ratio of less than [●]%;
(ii)    Average Default Ratio of less than [●]%; or
(iii)    Residual Loss Ratio of less than [●]%.
“Canadian Available Funds” means, with respect to any Settlement Date following the occurrence and continuance of a Canadian Amortization Event, (i) the Collections received during the preceding Monthly Period solely with respect to Canadian Receivables, and (ii) any amounts paid with respect to such Settlement Date by the Originator to the Borrower in accordance with Section 2.8 of the Sale Agreement solely with respect to Canadian Receivables.
“Canadian Receivables” has the meaning set forth in Section 5.4.
“Change of Control” means, with respect to any Person, at any time (A) there is an acquisition or a series of acquisitions within six (6) months of each other by any other entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than thirty-five percent (35%) of the issued and outstanding common stock and/or other securities which have more than thirty-five percent (35%) of the combined voting power of the securities entitled to vote in the election of directors of the Seller; (B) there is a sale of all or substantially all of the assets of the such Person to any other entity, individual or group; (C) there is a reorganization, merger or consolidation of such Person in which the shareholders of such Person immediately before such event will not immediately thereafter own more than thirty-five percent (35%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated Seller’s voting securities, or (D) following any (1) acquisition or a series of acquisitions within six (6) months of each other by any other entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of the issued and outstanding common stock and/or other issued and outstanding securities of such Person; (2) sale of assets of such Person to any other entity,

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

individual or group, (3) reorganization, merger, or consolidation of such Person, or (4) other transaction affecting the capitalization, ownership or management of such Person, the combined voting power of the securities entitled to vote in the election of directors of such Person that are held by the shareholders of record of such Person as of the date of this Agreement, shall not be sufficient at such time to elect a majority of the directors of such Person.
“Closing Date” means May 28, 2015.
“Collateral” is defined in Section 2.1.
“Collection Account” is defined in Section 1.5(a).
“Collection Account Bank” is defined in Section 1.5(a).
“Collection Account Property” means (a) the Collection Account, (b) all property (including all cash, financial assets, investment property and security entitlements) from time to time deposited in, carried in or credited to, or required to be deposited in, carried in or credited to, the Collection Account, (c) all funds from time to time deposited in or credited to, or required to be deposited in or credited to, the Collection Account, (d) all credit balances related to the Collection Account, (e) all rights, claims and causes of action of the Borrower with respect to the Collection Account, and (f) all proceeds of the foregoing.
“Collections” means with respect to any Receivable, any amounts received by the Borrower or the Servicer on such Receivable or the Related Security after the Cut-Off Date for or in respect of such Receivable, including all Extended Lease Payments, Recoveries and Sales Proceeds, all proceeds of Insurance Policies and all proceeds of the foregoing, all amounts deposited in the Collection Account pursuant to Section 3.6 and all Covered Amounts deposited in the Collection Account pursuant to Exhibit D hereof; provided, however, that the term “Collections” shall not include any Excluded Amounts.
“Commitment Termination Date” means the earliest of (a) the Early Amortization Date, if any, (b) the Business Day designated by the Borrower with no less than two (2) Business Days’ prior notice to the Administrative Agent and (c) the Scheduled Termination Date.
“Committed Lender” means the Person designated as a Committed Lender on its signature page hereto.
“Conduit Lender” means each Person designated as a Conduit Lender on its signature page hereto.
“Consent Date” has the meaning specified in Section 1.7.
“Contract” means a Lease Contract or a Loan Contract, as applicable.
“Covered Amount” means, for any Settlement Date, an amount equal to the sum of:

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(a)    the product of (i) an amount equal to the excess, if any, of the average daily Loan Amount outstanding during the related Monthly Period over the average daily Hedge Notional Amount during the related Monthly Period, times (ii) the excess, if any, of the Weighted Average Floating Rate for the related Monthly Period over the Weighted Average Fixed Rate for the related Monthly Period, times (iii) a fraction equal to the number of days in such Monthly Period divided by 360, plus
(b)    the product of (i) an amount equal to the excess, if any, of the average daily Hedge Notional Amount during the related Monthly Period over the average daily Loan Amount outstanding during the related Monthly Period times (ii) the excess, if any, of the Weighted Average Fixed Rate for the related Monthly Period over the Weighted Average Floating Rate for the related Monthly Period, times (iii) a fraction equal to the number of days in such Monthly Period divided by 360;
provided, however, that if (i) the average daily Hedge Notional Amount during the related Monthly Period is not less than 90%, and not more than 110%, of the average daily Loan Amount during the related Monthly Period and (ii) the Hedge Notional Amount on such Settlement Date is not less than 90%, and not more than 110%, of the Aggregate Loan Amount on such Settlement Date, then the Covered Amount for such Settlement Date shall be deemed to be zero ($0).
“CP Costs” means with respect to any Conduit Lender, for each day, the sum (on a weighted average basis) of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day.
“CP Rate” for any Monthly Period (or portion thereof) for any portion of a Loan Amount, in the case of each Conduit Lender, means a per annum rate of interest which when applied to the portion of a Loan Amount funded by a Conduit Lender will yield the CP Costs for such Monthly Period (or portion thereof).
“Credit Facility” means each committed loan facility, line of credit, letter of credit and other form of credit enhancement available to a Conduit Lender which is not a Liquidity Facility.
“CRR” means Articles 404-410 of the Capital Requirements Regulation No. 575/2013 of the European Parliament and of the Council of 26 June 2013, as amended from time to time.
“CS Entity” means Credit Suisse AG, New York Branch or an Affiliate thereof.
“Customary Servicing Practices” means the customary practices of the Servicer with respect to Receivables, as such practices may be changed from time to time in accordance herewith.
“Cut-Off Date” means, for any Financed Receivables, the end of the calendar month preceding the inclusion of such Financed Receivable (or, for a Financed Receivable that was not

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

yet originated as of the end of such calendar month, the date of origination) or, if specified by the Borrower, any later date that is at least two Business Days prior to the date of the inclusion of such Financed Receivable in the Included Balance. Each Financed Receivable will have only one Cut-Off Date, which will be the date described in the preceding sentence for use at the time the Financed Receivable is first included in the Included Balance.
“DBRS” means DBRS, Inc. or any successor that is a nationally recognized statistical rating organization
“Default Ratio” means for any Monthly Period, a fraction (expressed as an annualized percentage) equal to (A) the aggregate Discounted Receivable Balance of all Financed Receivables that became Defaulted Receivables during the Monthly Period minus all Recoveries received during the Monthly Period divided by (B) the Included Balance as of the last day of the Monthly Period.
“Defaulted Receivable” means a Receivable as to which any payment or part thereof remains unpaid for 120 days from the due date other than for administrative reasons or which, consistent with Servicer’s Customary Servicing Practices, would administratively be placed in non earning status.
“Delinquency Ratio” means for any Monthly Period, a fraction (expressed as an annualized percentage) equal to (A) the aggregate Discounted Receivable Balance of all Financed Receivables that are Delinquent Receivables as of the last day of such Monthly Period divided by (B) the Included Balance for such Monthly Period.
“Delinquent Receivable” means any Receivable which is not a Defaulted Receivable and as to which at least 10% of any scheduled payment remains unpaid for more than 30 days, as reflected on the records of the Servicer, from the original due date for such payment.
“Delivery” when used with respect to Collection Account Property means:
(a)    with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Administrative Agent or its nominee or custodian by physical delivery to the Administrative Agent or its nominee or custodian endorsed to, or registered in the name of, the Administrative Agent or its nominee or custodian or endorsed in blank, and, with respect to a “certificated security” (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Administrative Agent or its nominee or custodian to the Administrative Agent or its nominee or custodian, or to another person, other than a “securities intermediary” (as defined in Section 8-102(14) of the UCC), who acquires possession of the certificated security on behalf of the Administrative Agent or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges in an authenticated record that it holds for the Administrative Agent or its nominee or custodian or (ii) by delivery thereof to a “securities intermediary”, Administrative Agent or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

securities as belonging to the Administrative Agent or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Administrative Agent or its nominee, who has agreed to hold all such assets delivered to it as “financial assets” under Article 8 of applicable UCC and credit such assets to a “securities account” in which the Administrative Agent is the entitlement holder or (iii) by delivery thereof to a “clearing corporation” (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Administrative Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collection Account Property to the Administrative Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;
(b)    with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Collection Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depository” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Administrative Agent or its nominee or custodian of the purchase by the Administrative Agent or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Administrative Agent or its nominee or custodian and indicating that such custodian holds such Collection Account Property solely as agent for the Administrative Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collection Account Property to the Administrative Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and
(c)    with respect to any item of Collection Account Property that is an uncertificated security (as defined in Section 8-102(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Administrative Agent or its nominee or custodian or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Administrative Agent or its nominee or custodian.
“Designated Obligor” means each of [●],[●],[●],[●], [●] and any other Obligor as may be designated in writing by TFS and approved in writing by the Administrative Agent as a “Designated Obligor”, such approval not to be unreasonably withheld.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Discount Rate” means, with respect to any Receivable, a per annum rate equal to the sum of: (1) the Hedge Rate for such Receivable, (2) the Servicing Fee Rate, and (3) the Used Fee Rate; provided, however, that if the Hedge Rate, and thus the Discount Rate, is not yet known for any Receivable on such day, an estimate of the Hedge Rate may be used for the calculation of such Receivable’s Discounted Receivable Balance for the first Monthly Period). For the avoidance of doubt, a Receivable will have only one Discount Rate for the term of the related Contract, regardless of subsequent interest rate changes.
“Discounted Receivable Balance” means, for any Receivable, the sum of the Discounted Contract Balance and the Discounted Residual Values Balance for such Receivable, as applicable.
“Discounted Contract Balance” means, for a particular Contract, as of the close of business on the last day of any Monthly Period or as of the close of business on the Cut-Off Date for such Contract, an amount equal to the sum of the present value of all scheduled payments remaining under such Contract after such date (calculated by discounting such scheduled payments using the Discount Rate for such Contract, and computed on the basis of a 360-day year comprised of twelve 30-day months), assuming (even if such Contract relates to a Delinquent Receivable or, solely with respect to calculating the Purchase Amount of such Contract, a Defaulted Receivable) that all past due scheduled payments are paid on such date and all future scheduled payments are paid on the scheduled due date therefor.
“Discounted Residual Values Balance” means, for a particular Lease Contract, as of the close of business on the last day of any Monthly Period or as of the close of business on the Cut-Off Date for such Lease Contract, an amount equal to the present value, as of such date (discounted at a rate equal to the Discount Rate for such Lease Contract, and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Booked Residual Value for such Lease Contact, discounted from the first day of the Monthly Period in which the Scheduled End Date for such Lease Contract occurs to such date.
“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).
“Dollar” and “$” mean lawful currency of the United States of America.
“Downgrade Event” means, at any time, the senior unsecured debt rating of Parent falls to “B3” or lower by Moody’s or “B+” or lower by S&P.
“Drawn Liquidity Rate” has the meaning set forth in the Fee Letter.
“Early Amortization Date” means the date of an Early Amortization Event.
“Early Amortization Event” means the occurrence of any event described in clause (d) below or the delivery by the Administrative Agent of written notice stating that it is an “Early Amortization Event Notice” to the Borrower after any other event described below shall have occurred and be continuing:

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(b)    any failure by the Borrower, the Originator, the Servicer or the Performance Guarantor to (i) make any payment or deposit of any amount due hereunder or (ii) timely deliver the Periodic Report and, in either case, the continuance of such failure for a period of five (5) Business Days; or
(c)    (i) the Borrower fails to comply with Section 5.1(j)(ii) hereof and such failure remains unremedied for three (3) Business Days (or with respect to 5.1(j)(ii)(A), ten (10) days) after the earlier of actual knowledge of the Borrower, the Originator, the Servicer or the Performance Guarantor, or the Borrower, the Originator, the Servicer or the Performance Guarantor having received written notice thereof from the Administrative Agent or any Lender, or (ii) the Borrower, the Originator, the Servicer or the Performance Guarantor fails to observe or perform any term, covenant or agreement under any Transaction Document, which failure materially and adversely affects the interests of the Lenders (for purposes of determining whether such failure materially and adversely affects the interests of the Lenders, all references in any such term, covenant or agreement to any materiality, Material Adverse Effect, in all material respects or other similar qualifier contained in or otherwise applicable to such term, covenant or agreement shall be disregarded and given no effect), and such failure remains unremedied for sixty (60) days after the earlier of actual knowledge of the Borrower, the Originator, the Servicer or the Performance Guarantor, or the Borrower, the Originator, the Servicer or the Performance Guarantor having received written notice thereof from the Administrative Agent or any Lender; or
(d)    any written representation or warranty made by the Borrower, the Originator, the Servicer or the Performance Guarantor in any Transaction Document, Periodic Report, Transfer Request or other report or certificate delivered by the Borrower, the Originator, the Servicer or the Performance Guarantor pursuant to any Transaction Document shall have been incorrect in any respect when made, which inaccuracy materially and adversely affects the interests of the Lenders (for purposes of determining whether such failure materially and adversely affects the interests of the Lenders, all references in any such representation or warranty to any materiality, Material Adverse Effect, in all material respects or other similar qualifier contained in or otherwise applicable to such representation or warranty shall be disregarded and given no effect), and such incorrect representation or warranty remains unremedied for sixty (60) days after the earlier of actual knowledge of the Borrower, the Originator, the Servicer or the Performance Guarantor, or the Borrower, the Originator, the Servicer or the Performance Guarantor having received written notice thereof from the Administrative Agent, or any Lender; it being understood that any repurchase of a Receivable by the Originator pursuant to Section 2.8 of the Sale Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable; or
(e)    the Originator suffers a Bankruptcy Event; or
(f)    a Servicer Replacement Event or Event of Default occurs; or
(g)    on any Reporting Date, the Average Delinquency Ratio exceeds [●]%; or
(h)    on any Reporting Date, the Average Default Ratio exceeds [●]%; or

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(i)    on any Reporting Date, the Residual Loss Ratio exceeds [●]%; or
(j)    a Change of Control of Parent or TFS occurs; or
(k)    the Borrower shall become a “covered fund” under the Volcker Rule;
provided, however , that a delay or failure of performance under clauses (a), (b) or (c) above for a period of thirty (30) days beyond the applicable cure period will not constitute an Early Amortization Event if such delay or failure was caused Force Majeure Event.
“Early Payment Fee” means, if any portion of the Loan Amount is reduced, prepaid or terminated other than pursuant to Section 1.4 (the amount of Loan Amount so reduced or terminated being referred to as the “Prepaid Amount”), the actual out-of-pocket cost to the Lender of terminating or reducing such portion of the Loan Amount, which means, for any portion of the Loan Amount funded through the issuance of commercial paper notes, any compensation paid in prepaying the related commercial paper notes or, if not prepaid, any shortfall between the amount that will be available to the related Conduit Lender on the maturity date of the related commercial paper notes from reinvesting the Prepaid Amount in Permitted Investments and the Face Amount of such commercial paper notes.
“Early Stage Delinquent Receivable” means a Receivable as to which at least 10% of any scheduled payment remains unpaid for more than 30 days but not more than 59 days, as reflected on the records of the Servicer, from the original due date for such payment.
“Eligible Account” means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch of a foreign bank) and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution must have a net worth in excess of $100,000,000 and must have a rating of Baa2 or higher from Moody’s and a rating of BBB or higher from S&P with respect to long-term deposit obligations.
“Eligible Assignee” has the meaning specified in Section 9.4(a).
“Eligible Bank” shall mean a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities, the deposits of which are insured by the Federal Deposit Insurance Corporation and which at all times (a) has a net worth in excess of $100,000,000 and (b) has either (x) a long-term unsecured debt rating of at least Baa2 by Moody’s and BBB by S&P or (y) a short-term certificate of deposit rating of P-2 by Moody’s and A-2 by S&P. The Administrative Agent shall be an Eligible Bank to the extent it meets the foregoing criteria.
“Eligible Default Ratio” means with respect to any Monthly Period in which the Included Balance was greater than $10,000,000 at any time during such Monthly Period, the Default Ratio for such Monthly Period.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Eligible Delinquency Ratio” means with respect to any Monthly Period in which the Included Balance was greater than $10,000,000 at any time during such Monthly Period, the Delinquency Ratio for such Monthly Period.
“Eligible Receivable” means, at the time set forth below, or if no such time is specified, as of any date of determination, a Receivable:
(a)    (x) which was not, as of the applicable Cut-Off Date, a Delinquent Receivable (other than an Early Stage Delinquent Receivable) or a Defaulted Receivable, (y) the addition of which to the Financed Receivables did not cause the aggregate Discounted Receivable Balance of all Early Stage Delinquent Receivables to exceed [●]% of the Included Balance as of the applicable Cut-Off Date and (z) which is not a Defaulted Receivable;
(b)    which, as of the applicable Purchase Date, arises under a Contract that was originated by the Originator in the ordinary course of business in connection with the purchase or lease of the related Equipment and in accordance with the Underwriting Guidelines as in effect at the time of such origination or acquisition and which has been serviced in accordance with the Customary Servicing Practices at all times since the origination thereof;
(c)    which arises under a Contract that is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except for bankruptcy or similar laws affecting creditor’s rights;
(d)    which arises under a Contract that unconditionally obligates the Obligor to make periodic payments (including taxes), notwithstanding damage to or destruction of the related Equipment, or any other event, including obsolescence of such Equipment;
(e)    which arises under a Contract, the terms of which require the Obligor to maintain casualty insurance or proof of financial responsibility with respect to the related Equipment;
(f)    which, as of the applicable Purchase Date, was selected for sale to the Borrower using no procedures believed by the Seller to be materially adverse to the interests of the Borrower or any Lender, subject to the eligibility criteria in this and other financing transactions;
(g)    which, if such Receivable relates to a Lease Contract,
(i)    such Contract is a “triple net lease” under which the Obligor is responsible for the operating costs, maintenance, taxes and insurance with respect to the related Equipment;
(ii)    such Contract is non-cancelable by the related Obligor, and either does not contain any early termination option, or, if it does contain such an option,

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

it also contains a provision requiring payment of all remaining scheduled payments less any unearned finance charges under such Lease Contract at the time of such early termination;
(iii)    an ownership interest in the related Equipment is not required to be reflected on a certificate of title under the laws of the relevant jurisdiction; and
(iv)    such Contract is not a “consumer lease” as defined in Section 2A-103 of the UCC;
(h)    the Obligor of which has a billing address in the United States or Canada, and which is a U.S. or Canadian dollar-denominated obligation;
(i)    (x) which, as of the applicable Purchase Date and prior to the sale to the Borrower, was owned by the Originator free and clear of all Adverse Claims and (y) as to which the Borrower has good and marketable title free and clear of all Adverse Claims;
(j)    which, according to the records of the Servicer, the Obligor was not subject to bankruptcy or other insolvency proceedings as of such date;
(k)    which is an “account”, a “payment intangible” or “tangible chattel paper” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions;
(l)    which, if the related Contract constitutes an instrument or chattel paper for purposes of the UCC, there is only one original executed copy;
(m)    as of the applicable Cut-Off Date, the original term to maturity of the related Contract did not exceed [●] months;
(n)    as of the applicable Cut-Off Date, the remaining term to maturity of the related Contract did not exceed (i) if the Included Balance as of the date of determination is less than or equal to $[●], [●] months or (ii) if the Included Balance as of the date of determination is greater than $[●], [●] months;
(o)    the Discounted Receivable Balance of which, as of the applicable Cut-Off Date, did not exceed $[●];
(p)    the original cost of the Equipment relating to which, as of the applicable Cut-Off Date, did not exceed $[●];
(q)    which arises under a Contract (A) that does not require the Obligor under such Contract to consent to or receive notice of the transfer, sale or assignment of such Contract, (B) that contains customary and enforceable provisions and (C) under which the obligations of the Obligor are irrevocable, unconditional and non-cancellable, except for bankruptcy, moratorium or similar laws affecting creditors’ rights, so as to render the rights and remedies of the holder thereof against the property subject to such Contract adequate for the realization of the benefits provided thereby;

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(r)    which, if such Receivable arose under a Loan Contract, (x) as of the applicable Purchase Date and prior to the sale to the Borrower, the Originator possessed a valid and enforceable first priority perfected security interest in the related Equipment, free and clear of any Adverse Claims and (y) the Borrower possesses a valid and enforceable first priority perfected security interest in the related Equipment, free and clear of any Adverse Claims;
(s)    which, if such Receivable arose under a Lease Contract, (x) as of the applicable Purchase Date and prior to the sale to the Borrower, the Originator owned the related Equipment, free and clear of any Adverse Claims and (y) the Borrower owns a valid ownership interest in, and good and marketable title to, the related Equipment, free and clear of any Adverse Claims;
(t)    which complies with applicable laws, rules and regulations in all material respects;
(u)    which arises under a Contract that requires substantially equal payments to be made (except for “seasonal skips” and the first and last payments under the related Contract, so long as such last payment is less than 30% of the amount financed under such Contract at origination);
(v)    which, if such Receivable arises under a Contract which is part of a master lease, such Contract is evidenced by a schedule or rider to the master lease agreement between the Originator and the lessee and either (a) all Equipment leased thereunder and all such schedules thereunder are included in the Financed Receivables or (b) the master lease agreement permits the assignment of the rights to the Borrower under such schedule or rider;
(w)    the addition of which to the Financed Receivables did not cause the Average Discounted Receivable Balance of all Financed Receivables to exceed $[●] as of the applicable Cut-Off Date;
(x)    which would not be characterized as floorplan financing as of the applicable Cut-Off Date;
(y)    the Discounted Receivables Balance with respect to the related Contract does not include any security deposits held by TFS (or its assigns) or the Servicer and such Contract does not provide that the related Obligor may elect to utilize any security deposit thereunder to offset any scheduled payment thereunder;
(z)    there have been no charge-offs on such Receivable or on any other Receivable of the same Obligor; and
(aa)    payments with respect to such Receivable are not secured by real estate.
“Equipment” means specific items of new and used equipment and other property subject to a Contract, together with any replacement parts, additions and repairs thereof, and any accessories incorporated therein or affixed thereto.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Event of Default” means any event or circumstance specified in Section 6.1.
“Excess Concentration Amount” means:
(a)    on any date of determination when the Included Balance is less than or equal to $[●], the sum of the following amounts:
(i)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts with remaining terms to maturity, as of the applicable Cut-Off Date, of greater than [●] months, exceeds [●]% of the Included Balance on such specified date;
(ii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts with Discounted Receivables Balances, as of the applicable Cut-Off Date, of greater than $[●], exceeds [●]% of the Included Balance on such specified date;
(iii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts for Obligors in the state of [●] exceeds [●]% of the Included Balance on such specified date;
(iv)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts for Obligors in any single state (other than [●]) exceeds [●]% of the Included Balance on such specified date;
(v)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the largest Obligor (measured by Discounted Receivable Balance of the Financed Receivables of such Obligor) exceeds: (i) if such Obligor is a Designated Obligor, [●]% of the Included Balance on such specified date, and (ii) otherwise, [●]% of the Included Balance on such specified date;
(vi)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the second largest Obligor (measured by Discounted Receivable Balance of the Financed Receivables of such Obligor)

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

exceeds: (i) if such Obligor is a Designated Obligor, [●]% of the Included Balance on such specified date; and (ii) otherwise, [●]% of the Included Balance on such specified date;
(vii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the third largest Obligor (measured by Discounted Receivable Balance of the Financed Receivables of such Obligor) exceeds [●]% of the Included Balance on such specified date;
(viii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the five (5) largest Obligors (measured by Discounted Receivable Balance of the Financed Receivables of such Obligors) exceeds: (i) if each of the two (2) largest Obligors are Designated Obligors, [●]% of the Included Balance on such specified date; and (ii) otherwise, [●]% of the Included Balance on such specified date;
(ix)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the ten (10) largest Obligors (measured by Discounted Receivable Balance of the Financed Receivables of such Obligors) exceeds [●]% of the Included Balance on such specified date;
(x)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with any Obligor other than one of the 10 largest Obligors (measured by Discounted Receivable Balance of the Financed Receivables of such Obligors) exceeds [●]% of the Included Balance on such specified date;
(xi)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with original terms to maturity of greater than [●] months exceeds [●]% of the Included Balance on such specified date;
(xii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables secured by the same equipment type exceed the following percentages of the Included Balance on such specified date:

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(1)    Cranes                [●]%
(2)    Aerial Work Platforms    [●]%
(3)    Construction            [●]%;
(4)    Materials Processing        [●]%; and
(5)    MHPS                [●]%;
(xiii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Canadian Receivables exceeds [●]% of the Included Balance on such specified date;
(xiv)    the amount by which the Booked Residual Value component of the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables exceeds [●]% of the Included Balance on such specified date;
(xv)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with balloon payments exceeds [●]% of the Included Balance on such specified date;
(xvi)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with scheduled payments thereon due less frequently than monthly exceeds [●]% of the Included Balance on such specified date; and
(xvii)    the amount by which the aggregate original equipment cost of all Non-Terex Equipment securing Receivables as of such date exceeds [●]% of the aggregate equipment cost of all Equipment securing Receivables in the Included Balance on such specified date; provided, that prior to September 30, 2015, the amount described under this clause (xvii) shall be determined solely based on the reasonable estimation of the Borrower as of such specified date; or
(b)    on any date of determination when the Included Balance is greater than $[●], the sum of the following amounts:
(i)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Receivables) of all Contracts with remaining terms to maturity, as of the applicable Cut-Off Date, of greater than [●] months, exceeds [●]% of the Included Balance on such specified date;
(ii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts with Discounted Receivables Balances, as of the applicable Cut-Off Date, of greater than $[●], exceeds [●]% of the Included Balance on such specified date;
(iii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts for Obligors in the state of [●] exceeds [●]% of the Included Balance on such specified date;
(iv)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Contracts for Obligors in any single state (other than [●]) exceeds [●]% of the Included Balance on such specified date;
(v)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the largest Obligor (measured by Discounted Receivable Balance of the Financed Receivables of such Obligor) exceeds [●]% of the Included Balance on such specified date;
(vi)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the second largest Obligor (measured by Discounted Receivable Balance of the Financed Receivables of such Obligor) exceeds [●]% of the Included Balance on such specified date;
(vii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the third largest Obligor (measured by Discounted Receivable Balance of the Financed Receivables of such Obligor) exceeds [●]% of the Included Balance on such specified date;
(viii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the five (5) largest Obligors (measured by Discounted Receivable Balance of the Financed Receivables of such Obligors) exceeds [●]% of the Included Balance on such specified date;
(ix)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with the ten (10) largest Obligors (measured by Discounted Receivable Balance of the Financed Receivables of such Obligors) exceeds [●]% of the Included Balance on such specified date;
(x)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with any Obligor other than one of the 10 largest Obligors (measured by Discounted Receivable Balance of the Financed Receivables of such Obligors) exceeds [●]% of the Included Balance on such specified date;
(xi)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with original terms to maturity of greater than [●] months exceeds [●]% of the Included Balance on such specified date;
(xii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables secured by the same equipment type exceed the following percentages of the Included Balance on such specified date:
(1)    Cranes                [●]%
(2)    Aerial Work Platforms    [●]%
(3)    Construction            [●]%;
(4)    Materials Processing        [●]%; and
(5)    MHPS                [●]%;
(xiii)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Canadian Receivables exceeds [●]% of the Included Balance on such specified date;

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(xiv)    the amount by which the Booked Residual Value component of the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables exceeds [●]% of the Included Balance on such specified date;
(xv)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with balloon payments exceeds [●]% of the Included Balance on such specified date;
(xvi)    the amount by which the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding month, the Initial Discounted Receivable Balance of such Receivables) of all Receivables with scheduled payments thereon due less frequently than monthly exceeds [●]% of the Included Balance on such specified date; and
(xvii)    the amount by which the aggregate original equipment cost of all Non-Terex Equipment securing Receivables as of such date exceeds [●]% of the aggregate equipment cost of all Equipment securing Receivables in the Included Balance on such specified date; provided, that prior to September 30, 2015, the amount described under this clause (xvii) shall be determined solely based on the reasonable estimation of the Borrower as of such specified date.
For purposes of calculating the Excess Concentration Amount, to the extent the Discounted Receivable Balance (or a portion thereof) of any Receivable would cause more than one of the concentration limits set forth above to be exceeded, such excess amount may be counted towards only one such concentration limit.
“Excluded Amounts” means (i) Supplemental Servicing Fees, (ii) payments allocable to sales, use or similar related taxes, or fees or other charges imposed by any Governmental Authority (which shall be collected by the Servicer and remitted to the applicable Governmental Authority or used to reimburse the Servicer for payment of such amounts in accordance with the Servicer’s Customary Servicing Practices), (iii) excess wear and tear charges and (vi) all out of pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition of a Equipment, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.
“Extended Lease Payments” means, with respect to any Lease Contract that has reached its Scheduled End Date and with respect to which the Obligor thereof has paid all scheduled payments required under the original terms of such Lease Contract, all rent payments made by the Obligor thereof in excess of the scheduled payments required under the original terms of such Lease Contract.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Face Amount” means the face amount of a debt security issued on a discount basis or, if not issued on a discount basis, the sum of the principal amount of such note and interest scheduled to accrue thereon to its stated maturity.
“Facility Limit” means $350,000,000, as such amount may be reduced or increased from time to time pursuant to Section 1.4. On any day on and after the Commitment Termination Date, the Facility Limit shall equal the Aggregate Loan Amount on such day.
“Fee Letter” means the letter agreement dated as of the Closing Date between the Borrower and the Administrative Agent, setting forth the fees and certain other amounts payable to the Administrative Agent and the Lenders in connection with this Agreement, as amended, restated or otherwise modified from time to time.
“Federal Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.
“Final Maturity Date” means, at any time, one year and a day after the due date of the latest installment due under the last maturing Financed Receivable at such time.
“Financed Receivable” means, at any time, a Receivable owned by the Borrower at such time.
“Force Majeure Event” means an event that occurs as a result of acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, epidemics, landslides, lightning, fire, hurricane, earthquakes, floods or similar causes.
“Funding Document” means any Transaction Document or any agreement which is part of a Liquidity Facility or Credit Facility.
“Funding Party” means each Lender, or any Person that is committed to fund under a Liquidity Facility or Credit Facility.
“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.
“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.
“Hedge Agreements” means the interest rate protection agreements and currency-related forward contracts entered into by the Borrower in accordance with Exhibit D.
“Hedge Counterparty” means, with respect to any Hedge Agreement, the counterparty to such Hedge Agreement.
“Hedge Notional Amount” means the aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Exhibit D for such Loan.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Hedge Rate” means, with respect to the Receivables and the related Hedge Agreements entered into by the Borrower with respect to the Receivables pursuant to Exhibit D, the fixed rate payable under such swap.
“Hedge Termination Payment” means, with respect to a particular Hedge Agreement, the payment due by the Borrower to the Hedge Counterparty or by the Hedge Counterparty to the Borrower, including any interest that may accrue thereon, upon the occurrence of an “early termination date” under such Hedge Agreement.
“Hedge Transaction” means, each interest rate swap transaction between the Borrower and a Hedge Counterparty which is entered into pursuant to Exhibit D and is governed by a Hedge Agreement.
“Included Balance” means, (x) for any day, the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Eligible Receivables which did not exist as of the end of the preceding calendar month, the Initial Discounted Receivable Balance of such Receivable) of all Eligible Receivables on such day and (y) for any Monthly Period, the sum of the aggregate Discounted Receivable Balance as of the beginning of such Monthly Period of all Eligible Receivables at the beginning of such Monthly Period plus the aggregate Discounted Receivable Balance as of the beginning of such Monthly Period (or, for Eligible Receivables which did not exist at the beginning of such Monthly Period, the Initial Discounted Receivable Balance of such Receivable) of all Eligible Receivables which were acquired by the Borrower during such Monthly Period.
“Indemnified Party” is defined in Section 7.1.
“Information” has the meaning specified in Section 9.6.
“Initial Cut-Off Date” means April 30, 2015.
“Initial Discounted Receivable Balance” means, with respect to any Receivable, the Discounted Receivable Balance of such Receivable as of the Cut-Off Date for such Receivable.
“Insurance Policy” means (i) any comprehensive and collision, fire, theft or other insurance policy maintained by an Obligor for the benefit of the Originator with respect to one or more Equipments and (ii) any credit life, credit disability, credit health or credit unemployment insurance maintained by an Obligor in connection with any Receivable.
“Investment Company Act” is defined in Section 4.1(i).
“Intended Tax Characterization” is defined in Section 9.5.
“Interest” means, with respect to a Monthly Period, an amount equal to the sum for all Lenders of the following amounts: the product for each Lender on each day during such Monthly Period of (a) such Lender’s Loan Amount on such day, (b) such Lender’s Interest Rate on such day and (c) a fraction equal to one divided by 360.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Interest Rate” means the sum of (a) with respect to any portion of the Loan Amount funded by a Conduit Lender through the issuance of commercial paper notes, the sum of (i) the CP Rate for such Conduit Lender and (ii) the Used Fee Rate, and (b) with respect to any portion of the Loan Amount funded by a Conduit Lender other than through the issuance of commercial paper notes, by any other Lender, or under any Liquidity Facility or Credit Facility, the sum of (i) the Drawn Liquidity Rate and (ii) the Used Fee Rate.
“Lease Contract” means a lease contract pursuant to which specific items of Equipment are leased by TFS to an Obligor, including a lease schedule to a master lease agreement pursuant to which specific items of Equipment are leased by TFS to an Obligor, and any and all amendments, riders and other documents which pertain thereto.
“Lenders” means, collectively, the Conduit Lender and the Committed Lender.
“Liquidity Facility” means each committed loan facility, asset purchase agreement, line of credit and other financial accommodation available to a Conduit Lender to support the liquidity of such Conduit Lender’s commercial paper notes.
“Loan” is defined in Section 1.1(a).
“Loan Amount” means, for any Lender at any time, the aggregate unpaid principal amount of all Loans made by such Lender outstanding at such time.
“Loan Contract” means a loan contract or other financing arrangement pursuant to which the purchase of specific items of Equipment by an Obligor are financed by TFS and any and all amendments, riders and other documents which pertain thereto.
“Material Adverse Effect” means (i) a material and adverse effect on the business, properties, financial condition or results of operations of TFS, taken as a whole, or the Borrower; (ii) any material impairment of the right or ability of TFS or the Borrower to carry on its business substantially as now conducted; (iii) any material impairment of (x) the validity of this Agreement or any other Transaction Document, (y) the validity, value or collectability of the Receivables (other than an immaterial portion thereof) or (z) the obligations of TFS or the Borrower herein or in any other Transaction Document; or (iv) any material impairment of the ability of TFS or the Borrower to perform its obligations under the terms of this Agreement or any other Transaction Document.
“Maximum Borrowing” means, at any time, the amount by which the Facility Limit exceeds the Loan Amount at that time.
“Monthly Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month, except for the first Monthly Period, which shall begin on the Initial Cut-Off Date and end on the last day of the calendar month in which the Closing Date occurs. As used herein, the “related” Monthly Period with respect to a Settlement Date shall be the Monthly Period which precedes such Settlement Date.
“Monthly Remittance Condition” has the meaning specified in Section 1.6(a).

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.
“Non-Terex Equipment” means Equipment which has not been manufactured or sold by Parent, its Affiliates or any partnership, company or other entity or joint-venture in which Parent or an Affiliate holds or previously held a beneficial or ownership interest.
“Obligor” means, for any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.
“Originator” means TFS, as the seller under the Sale Agreement.
“Parent” means Terex Corporation, its successors and assigns.
“Participant” has the meaning specified in Section 9.4(b).
“Performance Guaranty” means the certain Performance Guaranty, dated as of the date of this Agreement between the Parent and the Administrative Agent, on behalf of the Secured Parties.
“Periodic Report” is defined Section 3.3.
“Permitted Investments” means (a) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (b) repurchase agreements with banking institutions or broker‑dealers registered under the Securities Exchange Act of 1934 which are fully secured by obligations of the kind specified in clause (a), (c) money market funds (i) rated not lower than the highest rating category from Moody’s and “AAAm” or “AAAm-g,” from S&P or (ii) which are otherwise acceptable to the Rating Agencies or (d) commercial paper issued by any corporation incorporated under the laws of the USA and rated at least “A-1+” (or the equivalent) by S&P and at least “P-1” (or the equivalent) by Moody’s.
“Permitted Lien” means with respect to any Receivable: (a) the interests of the parties under the Transaction Documents; (b) any liens thereon for taxes, assessments, levies, fees and other government and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of the Servicer’s, Borrower’s or the Originator’s business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, and (d) liens arising out of any judgment or award against the Borrower or the Originator with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review.
“Person” means an individual, partnership, corporation, limited liability company, trust, association, joint venture, Governmental Authority or other entity of any kind.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Physical Property” has the meaning set forth in the definition of “Delivery” above.
“Pooled Commercial Paper” means commercial paper notes of the Conduit Lender excluding commercial paper issued by the Conduit Lender for a tenor and in an amount specifically requested by any customer in connection with any agreement effected by the Conduit Lender.
“Principal Payment Amount” means, (A) for any Settlement Date prior to the occurrence of a Canadian Amortization Event, the excess (if any) of the Aggregate Loan Amount (including any additional amounts to be borrowed on such Settlement Date) over the Targeted Loan Amount on such Settlement Date, and (B) for any Settlement Date following the occurrence and continuance of a Canadian Amortization Event, the excess (if any) of the Aggregate Loan Amount (including any additional amounts to be borrowed on such Settlement Date) over the U.S. Targeted Loan Amount on such Settlement Date.
“Program Administrator” has the meaning specified in Section 9.8.
“Purchase Date” has the meaning specified in the Sale Agreement.
“Rating Agency” means any rating agency that has been hired to rate the Conduit Lender’s commercial paper notes.
“Receivable” means a Contract and all Related Security in connection therewith.
“Receivable File” has the definition set forth in Section 3.4(a).
“Recoveries” means, with respect to any Receivable that has become a Defaulted Receivable, all monies collected by the Servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge‑off of the related Receivable) on such Defaulted Receivable, net of any expenses incurred by the Servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the Obligor.
“Regulatory Change” has the meaning specified in Section 7.2.
“Related Security” means, for any Receivable, (i) all of the Originator’s (and following transfer to the Borrower pursuant to the Sale Agreement, the Borrower’s) right, title and interest in the related Equipment, (ii) all rights of the Originator (and following transfer to the Borrower pursuant to the Sale Agreement, the Borrower) under Insurance Policies relating to such Equipment or the related Obligor, (iii) all other security interests or liens and property subject thereto, if any, purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, (iv) all guaranties, letters of credit, insurance and other agreements supporting or securing payment of such Receivable, (v) all warranty service contracts related to such Receivable and (vi) all proceeds of the foregoing.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Reporting Date” means the second Business Day preceding the related Settlement Date.
“Required Payoff Amount” has the meaning specified in Section 2.5(f).
“Required Rating” means a long-term rating falling in one of the generic rating categories which signifies investment grade from each of S&P and Moody’s.
“Residual Losses” means for any Monthly Period, a positive or negative number equal to (1) the sum of the Adjusted Residual Values for all Equipment which had Returned Equipment Dispositions during such Monthly Period minus the Sales Proceeds from such Returned Equipment Dispositions minus (2) all excess wear and tear charges collected during such period.
“Residual Loss Ratio” means, as of any Reporting Date, a fraction (expressed as an annualized percentage), the numerator of which is the sum of the Residual Losses during the three preceding Monthly Periods and the denominator of which is the sum of the aggregate Adjusted Residual Values (calculated as of the beginning of the Monthly Period in which the Returned Equipment Disposition of the related Equipment occurred) for all Lease Contracts with respect to which a Returned Equipment Disposition occurred during such three preceding Monthly Periods; provided, however, that for any Monthly Period prior to the initial Settlement Date, the Residual Losses shall be deemed to be zero; provided, further, however that the Residual Loss Ratio for any Reporting Date shall be zero unless at least [five (5)] Returned Equipment Dispositions have occurred during such three preceding Monthly Periods.
“Returned Equipment Disposition” means a disposition by the Servicer of a unit of leased Equipment returned to the Servicer after the Scheduled End Date of the related Lease Contract.
“S&P” means Standard & Poor’s Ratings Services, or any successor that is a nationally recognized statistical rating organization.
“Sale Agreement” means the Receivables Sale Agreement, dated as of the Closing Date, by and between TFS and the Borrower, as the same may be amended, restated or otherwise modified from time to time.
“Sales Proceeds” means, with respect to any Equipment, the aggregate amount of proceeds received by the Servicer in connection with the remarketing, sale, transfer, lease, re-lease or other disposition of such Equipment (other than Extended Lease Payments), net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.
“Scheduled End Date” means, for a Lease Contract, the original date set forth in such Lease Contract as the date on which such Lease Contract is scheduled to expire.
“Scheduled Termination Date” means May 28, 2017, as such date may be extended by the parties hereto from time to time in accordance with Section 1.7.
“Secured Parties” means the Administrative Agent, the Hedge Counterparty and the Lenders.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Senior Hedge Termination Payment” means any Hedge Termination Payment owed by the Borrower to the Hedge Counterparty under a Hedge Agreement that is not a Subordinated Hedge Termination Payment.
“Senior Monthly Interest and Fees” means, with respect to any Settlement Date, the sum of (a) all Interest for the related Monthly Period and all accrued and unpaid Interest for any prior Monthly Periods, plus (b) all Unused Fees for the related Monthly Period and all accrued and unpaid Unused Fees for any prior Monthly Period, to the extent such sum does not exceed an amount equal to the amount of interest and fees that would have accrued on the Aggregate Loan Amount during the related Monthly Period at a per annum rate equal to the sum of the CP Rate or the Drawn Liquidity Rate for such Monthly Period, as applicable, plus the Used Fee Rate (without giving effect to the proviso to the definition thereof) plus the Unused Fee Rate.
“Serviced Balance” means the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Receivables which did not exist as of the end of the preceding calendar month, the Initial Discounted Receivable Balance of such Receivable) of all Receivables owned at any time during such Monthly Period by the Borrower, including without limitation, all Receivables which became Defaulted Receivables during such Monthly Period.
“Servicer” means Terex Financial Services, Inc., in its capacity as Servicer, or any Person designated to so act as Servicer on behalf of the Borrower under the Transaction Documents.
“Servicer Replacement Event” means the occurrence of any event described in clause (d) below or the delivery by the Administrative Agent of written notice stating that it is a “Servicer Replacement Event Notice” to the Borrower after any other event described below shall have occurred and be continuing:
(a)    any failure by the Servicer or the Performance Guarantor to (i) make any payment or deposit required hereunder or (ii) timely deliver the Periodic Report and, in either case, the continuance of such failure for a period of five (5) Business Days; provided, that in the case of a failure to make a deposit required under Section 1.6(a) hereof, the five (5) Business Day grace period shall only apply to four such failures during any twelve (12) month period; or
(b)    the Originator, the Servicer or the Performance Guarantor fails to observe or perform any term, covenant or agreement under any Transaction Document which failure materially and adversely affects the interests of the Lenders (for purposes of determining whether such failure materially and adversely affects the interests of the Lenders, all references in any such term, covenant or agreement to any materiality, Material Adverse Effect, in all material respects or other similar qualifier contained in or otherwise applicable to such term, covenant or agreement shall be disregarded and given no effect), and such failure remains unremedied for sixty (60) days after the earlier of actual knowledge of the Originator, the Servicer or the Performance Guarantor, or the Originator, the Servicer or the Performance Guarantor having received written notice thereof from the Administrative Agent or any Lender; or

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

(c)    any written representation or warranty made by the Originator, the Servicer or the Performance Guarantor in any Transaction Document shall have been incorrect in any respect when made and such incorrect representation or warranty materially and adversely affects the rights of the Lenders (for purposes of determining whether such failure materially and adversely affects the interests of the Lenders, all references in any such representation or warranty to any materiality, Material Adverse Effect, in all material respects or other similar qualifier contained in or otherwise applicable to such representation or warranty shall be disregarded and given no effect), and such incorrect representation or warranty remains unremedied for sixty (60) days after the earlier of actual knowledge of the Originator, the Servicer or the Performance Guarantor, or the Originator, the Servicer or the Performance Guarantor having received written notice thereof from the Administrative Agent or any Lender; it being understood that any repurchase of a Receivable by the Originator pursuant to Section 2.8 of the Sale Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable; or
(d)    the Servicer or the Performance Guarantor suffers a Bankruptcy Event; or
(e)    the occurrence of an Event of Default; or
(f)    the occurrence of a Downgrade Event.
provided, however , that a delay or failure of performance under clauses (a), (b) or (c) above for a period of thirty (30) days beyond the applicable cure period will not constitute a Servicer Replacement Event if such delay or failure was caused Force Majeure Event.
“Servicing Fee” means, for any Monthly Period (calculated on the basis of a 360-day year for actual days elapsed), an amount equal to the Servicing Fee Rate multiplied by the Serviced Balance for such Monthly Period.
“Servicing Fee Rate” means [●]% per annum, or such other rate as may be agreed upon between the Administrative Agent and a successor Servicer.
“Settlement Date” means the 20th day of each calendar month commencing on July 20, 2015; provided, however, whenever a Settlement Date would otherwise be a day that is not a Business Day, the Settlement Date shall be the next Business Day. As used herein, the “related” Settlement Date with respect to a Monthly Period shall be the Settlement Date which follows such Monthly Period.
“Special Purpose Entity” means any special purpose corporation, partnership, limited partnership, trust, statutory trust, limited liability company or other entity created for one or more financings.
“Subordinated Hedge Termination Payment” means any Hedge Termination Payment owed by the Borrower to the Hedge Counterparty under a Hedge Agreement where the Hedge Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such Hedge Agreement.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Subordinated Monthly Interest and Fees” means, with respect to any Settlement Date, (x) the sum of (a) all Interest for the related Monthly Period and all accrued and unpaid Interest for any prior Monthly Periods, plus (b) all Unused Fees for the related Monthly Period and all accrued and unpaid Unused Fees for any prior Monthly Period less (y) the Senior Monthly Interest and Fees for such Settlement Date.“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees, (v) non-sufficient funds charges, (vi) documentation fees and (vii) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the Servicer, the Borrower or the Originator with respect to any Receivable.
“Take-Out Securitization” means (a) a financing transaction of any sort undertaken by the Originator or any Affiliate of the Originator secured, directly or indirectly, by any Receivables or (b) any other asset securitization, secured loans or similar transactions involving any Receivables or any beneficial interest therein.
“Targeted Loan Amount” means, with respect to any date of determination (x) on any date prior to the Turbo Amortization Date, the product of (a) the Advance Rate and (b) the Adjusted Included Balance on such date and (y) from and after the Turbo Amortization Date, zero ($0)
“TFS” is defined in the preamble.
“TFS Indemnified Losses” is defined in Section 7.1(c).
“Transaction Documents” means this Agreement, the Fee Letter, the Sale Agreement, any Hedge Agreement, the Performance Guaranty and all other documents, instruments and agreements executed or furnished on the Closing Date in connection herewith and therewith, as the same may be amended or modified from time to time.
“Transfer Request” means the Transfer Request in substantially the form of Exhibit B.
“Turbo Amortization Date” means the earliest to occur of (1) the Payment Date in the thirteenth (13th) month after the Scheduled Termination Date, (2) the occurrence of an Early Amortization Event and (3) the occurrence of an Event of Default.
“UCC” means, for any state, the Uniform Commercial Code as in effect in such state.
“Underwriting Guidelines” means the Originator’s guidelines, policies and procedures, as in effect from time to time in accordance with the Sale Agreement.
“Unused Fee” means the fee payable by the Borrower to the Administrative Agent for each Monthly Period which shall equal the product of (i) the Unused Fee Rate, (ii) an amount equal to the excess of (A) the average daily Facility Limit during such Monthly Period, over (B) the sum of the average daily Loan Amounts for all Lenders during such Monthly Period and (iii) a fraction, the numerator of which is the number of days in the Monthly Period (or, in the case of the initial Monthly Period, the period from and including the Closing Date to and including the last day of such Monthly Period), and the denominator of which is 360.

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

“Unused Fee Rate” shall have the meaning specified in the Fee Letter.
“USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).
“U.S. Adjusted Included Balance” means, on any day, an amount equal to (a) the U.S. Included Balance on such day minus (b) the Excess Concentration Amount on such day, if any.
“U.S. Included Balance” means, (x) for any day, the aggregate Discounted Receivable Balance as of the end of the preceding month (or, for Eligible Receivables which did not exist as of the end of the preceding calendar month, the Initial Discounted Receivable Balance of such Receivable) of all Eligible Receivables (excluding Canadian Receivables) on such day and (y) for any Monthly Period, the sum of the aggregate Discounted Receivable Balance as of the beginning of such Monthly Period of all Eligible Receivables (excluding Canadian Receivables) at the beginning of such Monthly Period plus the aggregate Discounted Receivable Balance as of the beginning of such Monthly Period (or, for Eligible Receivables which did not exist at the beginning of such Monthly Period, the Initial Discounted Receivable Balance of such Receivable) of all Eligible Receivables (excluding Canadian Receivables) which were acquired by the Borrower during such Monthly Period.
“U.S. Targeted Loan Amount” means for any date of determination following the occurrence and continuance of a Canadian Amortization Event, (x) on any date prior to the Turbo Amortization Date, the product of (a) the Advance Rate and (b) the U.S. Adjusted Included Balance on such date and (y) from and after the Turbo Amortization Date, zero ($0).
“Volcker Rule” is defined in Section 4.1(i).
“Weighted Average Fixed Rate” means, for any Settlement Date and with respect to all Hedge Transactions in effect during the related Monthly Period, the product of (a) an amount equal to (i) the sum of the “fixed-rate” payments payable by the Borrower under the related Hedge Agreements with respect to such Monthly Period divided by (ii) the average daily Hedge Notional Amount during such Monthly Period times (b) twelve (12).
“Weighted Average Floating Rate” means, for any Settlement Date and with respect to all Hedge Transactions in effect during the related Monthly Period, the product of (a) an amount equal to (i) the sum of the “floating-rate” payments payable by the Hedge Counterparty to the Borrower (or the Servicer on behalf of the Seller) under the related Hedge Agreements with respect to such Monthly Period divided by (ii) the average daily Hedge Notional Amount during such Monthly Period times (b) twelve (12).
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes. All terms used in Article 9 of the

“[●]” Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9.

EXHIBIT A
FORM OF PERIODIC REPORT
(on file with the Servicer and Administrative Agent)

A-1

EXHIBIT B
FORM OF TRANSFER REQUEST
[DATE]
Credit Suisse AG, New York Branch, as Administrative Agent
[Insert Address]
TFS FUNDING I, LLC, a Delaware limited liability company (the “Borrower”), hereby delivers this certificate to Credit Suisse AG, New York Branch, as Administrative Agent (the “Administrative Agent”), pursuant to Section 2.4(a) of that certain Loan and Security Agreement dated as of May 28, 2015 among the Borrower, Terex Financial Services, Inc., as servicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party hereto, and the Administrative Agent (as amended from time to time, the “Loan Agreement”), in connection with the Borrower’s request for release of the Administrative Agent’s security interest in the Receivables identified on Schedule I hereto (the “Released Receivables”) together with the other items of related Collateral (such other items of related Collateral, together with the Released Receivables, the “Released Collateral”). Capitalized terms used but not defined herein have the meanings given to such terms in the Loan Agreement.
The Borrower hereby represents, warrants, acknowledges and agrees that:
1.    after giving effect to the release of the Released Collateral, the Loan Amount does not exceed the [Targeted Loan Amount][U.S. Targeted Loan Amount] and the Borrower has determined that sufficient Available Funds will be available in the Collection Account on the next Settlement Date for payments in accordance with and to the extent required by the provisions of Section 1.6(a)(i) to (v) on such Settlement Date;
2.    proceeds from the sale or transfer of the Released Collateral in an amount equal to the Required Payoff Amount (as defined in Section 2.4(e) of the Loan Agreement) shall be paid to the Administrative Agent.
All other conditions precedent in Section 2.4(a) are satisfied or will be after giving effect to the transfer requested hereby.
[SIGNATURE FOLLOWS]

B-1

IN WITNESS WHEREOF, the Borrower has caused this certificate to executed by the undersigned authorized officer as of the date above first written.
TFS FUNDING I, LLC
By:_______________________________
Name:
Title:

SCHEDULE I
RELEASED RECEIVABLES

EXHIBIT C
FORM OF ADDITION NOTICE
[________], 2015

To: Credit Suisse AG, New York Branch, as Administrative Agent [Insert Address]

Re:
Loan Request under the Loan and Security Agreement (the “Loan Agreement”), dated as of May 28, 2015 among Terex Funding I, LLC, Terex Financial Services, Inc., as servicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party hereto, and Credit Suisse AG, New York Branch, as Administrative Agent.

Ladies and Gentlemen:
The Borrower hereby requests a loan pursuant to Section 1.1 of the Loan Agreement.
1.    The borrowing requested hereby is $[_________].
2.    The date for the loan requested hereby is [_______].
3.    Additional Receivables with a Discounted Receivables Balance of $[___________], as of the Cut-Off Date, will be added to the Financed Receivables.
4.    The Included Balance as of the applicable Borrowing Date (after giving effect to any additions or deletions on such date), will be $[______________]. [The U.S. Included Balance as of the applicable Borrowing Date (after giving effect to any additions or deletions on such date), will be $[______________].]
5.    The [Targeted Loan Amount] [U.S. Targeted Loan Amount] (after giving effect to the requested Loan and any additions to or deletions from the Included Balance on such Borrowing Date) will be $[______________].
6.    The proceeds of the requested Loan should be deposited into the following account located in the United States of America:
[______________]
[Insert Wire Instructions]

7.    Attached hereto as Schedule A is a Schedule of Additional Receivables.

Capitalized terms used herein and not otherwise defined herein shall have the meanings as ascribed to such terms in the Loan Agreement.

C-1

[SIGNATURE PAGE FOLLOWS]
Very truly yours,

TEREX FUNDING I, LLC
By:_______________________________
Name:
Title:

716811044 14470169

SCHEDULE A
SCHEDULE OF ADDITIONAL RECEIVABLES

EXHIBIT D
HEDGING STRATEGY
On or prior to the making of the Loan and each Settlement Date, if the Aggregate Loan Amount exceeds the Hedge Notional Amount by more than $10,000,000, the Borrower shall enter into one or more Hedge Agreements with respect to the Receivables related to the Loan, provided that each such Hedge Transaction shall:
(i)    be entered into with a Hedge Counterparty and be governed by a Hedge Agreement;
(ii)    have a schedule of monthly payment periods coinciding with each Settlement Date;
(iii)    have an amortizing notional amount such that (x) the Hedge Notional Amount in effect on such date is equal to 100% of the Loan Amount and (y) the Hedge Notional Amount during each Monthly Period thereafter is equal to 100% of the projected Loan Amount during such Monthly Period (projected assuming that the portion of principal collections in respect of the Receivables in the Receivables Pool that is attributable to the Loan Amount will be applied in repayment of the Loan Amount, as reasonably determined by the Servicer and the Administrative Agent based upon the scheduled Monthly Contract Payments of the Receivables in the Receivables Pool and expected loss, delinquency, default and prepayment rates with respect thereto, but, for the avoidance of doubt, determined using the Loan Amount on the Closing Date or Settlement Date, as applicable); and
(iv)    provide for two series of monthly payments to be netted against each other, one such series being payments to be made by the Borrower to a Hedge Counterparty (solely on a net basis) by reference to the applicable Hedge Rate for such Hedge Transaction, and the other such series being payments to be made by the Hedge Counterparty to the Servicer (or, when the Daily Remittance Condition is in effect, the Collection Account), for the benefit of each Lender (solely on a net basis) by reference to either the “USD-LIBOR” rate (as each such term is defined in the 2000 ISDA Definitions published by the International Swap and Derivatives Association, Inc.), as determined by the Servicer (on behalf of the Borrower), as in effect on the first day of each monthly payment period, the net amount of which shall be deemed to be Available Funds (if payable by the Hedge Counterparty) or shall be paid by the Borrower to the Hedge Counterparty to the extent funds are available under Section 1.6 of this Agreement.
Notwithstanding the foregoing, on the date of such Loan or on any Settlement Date, as applicable, one or more such Hedge Transactions may be combined into a single Hedge Transaction, in the aggregate, which satisfies the requirements set forth in this Exhibit D.
In addition, if, on any Settlement Date occurring on or after the date on which the Commitment Termination Date has occurred with respect to all Lenders, the Hedge Notional Amount is less than 90% of the Loan Amount on such date, the Servicer shall cause the Borrower to, within thirty (30) days, enter into one or more Hedge Transactions or amendments to existing Hedge Transactions (in each case acceptable to the Administrative Agent) such that the Hedge Notional Amount at such time shall be equal to the Loan Amount at such time. If, on any Settlement Date occurring on or after the date on which the Facility Termination Date has occurred with respect to all Lenders, the Hedge Notional Amount is greater than 110% of the Aggregate Loan Amount at such time, the Servicer shall cause the Borrower to, within thirty (30) days, amend or terminate existing Hedge Transactions such that the Hedge Notional Amount at such time shall be equal to the Loan Amount at such time; provided that the Hedge Transaction(s) with the lowest close-out amounts being owed by either party (as reasonably agreed by the applicable Hedge Counterparty(s) and Borrower (or the Servicer on its behalf), and if such parties cannot agree, then as determined by the Administrative Agent) shall be terminated by the Borrower (or the Servicer on its behalf) in order to effect the foregoing. Any Hedge Transactions entered into pursuant to this paragraph shall satisfy the requirements set forth in clauses (i) through (iv) above.
All Hedge Termination Payments and other costs incurred in connection with the transactions contemplated by the foregoing paragraph shall be paid by the Servicer. In addition, if the Covered Amount on any Settlement Date (whether before or after the Facility Termination Date) is greater than zero ($0), the Servicer shall pay to Borrower on such Settlement Date by transfer of immediately available funds to the Collection Account, an amount equal to such Covered Amount, and any such amounts shall be deemed to be Collections and shall be distributed in accordance with Section 1.6 on such Settlement Date. The Servicer shall be entitled to reimbursement of any amounts paid by it pursuant to this paragraph in accordance with, and solely to the extent funds are available therefor under, Section 1.6.
Each Hedge Counterparty shall be selected by the Servicer; provided, however, that each Hedge Counterparty other than Credit Suisse International (a) that does not meet or subsequently ceases to meet the First Rating Threshold shall be required to (x) post collateral, (y) obtain an Eligible Guarantee from a third party that satisfies the First Rating Threshold or (z) effect a transfer of its obligations under the Hedge Agreement to a third party that satisfies the First Rating Threshold and (b) that does not meet or subsequently ceases to meet the Second Rating Threshold shall be required to (x) post collateral and (y) (1) obtain an Eligible Guarantee from a third party that satisfies the First Rating Threshold or (2) effect a transfer of its obligations under the Hedge Agreement to a third party that satisfies the First Rating Threshold.
To ensure the most competitive fixed rate, when selecting a Hedge Counterparty, the Servicer will generally solicit offers from different Hedge Counterparties, but shall be under no obligation to do so. For purposes of this paragraph, the following terms shall have the following meanings:
“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of the Hedge Counterparty under the related Hedge Agreement that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by the Borrower, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Borrower under such guarantee will be subject to withholding for tax purposes or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Borrower are subject to withholding for tax purposes, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Borrower (free and clear of any withholding tax) will equal the full amount the Borrower would have received had no such withholding been required.
“First Rating Threshold” means, with respect to an entity, (a) the rating of its long term, unsecured, unsubordinated and unguaranteed debt obligations is at least as high as either (i) “A (flat)” by DBRS or (ii) the equivalent thereof by any two of Fitch, Moody’s or S&P.
“Second Rating Threshold” means, with respect to an entity, the rating of its long term, unsecured, unsubordinated and unguaranteed debt obligations is (i) “BBB (flat)” by DBRS or (ii) the equivalent thereof by any of Fitch, Moody’s or S&P.

E-1